UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2010

UKARMA CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	333-140633	68-048-2472
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4000 Legato Road, Suite 830 Fairfax, VA 22033
(Address of Principal Executive Offices)

(703) 766-1412
 (Registrant’s telephone number, including area code)

 499 North Canon Drive, Suite 308 Beverly Hills, CA 90210
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by us from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon management’s beliefs of, and information currently available to management, as well as estimates and assumptions made by management. When used in the filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” or the negative of these terms and similar expressions as they relate to us or our forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to our industry, our operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes filed with this Form 8-K.

In this Form 8-K, references to “we,” “our,” “us,” “Innolog,” “Innovative,” the “Company,” or the “Registrant” refer to uKarma Corporation (which the parties intend to be known as Innolog Holdings Corporation  after this transaction has closed after the subsidiary changes its name from Innolog Holdings Corporation to Innolog Group Corporation), a Nevada corporation  and Innovative Logistics Techniques Inc., a Virginia corporation,  a  wholly-owned subsidiary of Innolog.

Item 1.01	Modification of a Material Definitive Agreement

On August 11, 2010, we, GCC Merger Sub Corp., our wholly-owned Nevada subsidiary (“Merger Sub”), Galen Capital Corporation, a Nevada corporation (“Galen”), and Innolog Holdings Corporation, a Nevada corporation (“Innolog”) entered into an Amended and Restated Merger Agreement (“New Agreement”).  The New Agreement provided that Innolog would be merged with Merger Sub such that Innolog would be our wholly-owned subsidiary (“Acquisition”).  Pursuant to the Acquisition, Innolog common shareholders received one share of our common stock for every share of Innolog common stock they held (“Common Stock Ratio”).  Likewise, holders of Innolog Series A Preferred Stock received    one  share of our Series A Preferred Stock for every share of Innolog Series A Preferred Stock they held.  Holders of options and warrants to purchase Innolog common stock received comparable options and warrants to purchase uKarma common stock with the exercise price and number of underlying uKarma shares proportional to the Common Stock Ratio.  Innolog would also pay uKarma $525,000 in cash (which included past advances from Galen) in connection with the intended acquisition.

The New Agreement amended and restated the Merger Agreement dated as of October 15, 2009, by and among us, Merger Sub and Galen.  This agreement was amended by Amendment No. 1 on December 5, 2009 and Amendment No. 2 on May 15, 2010 (as amended, the “Prior Agreement”).  The Prior Agreement provided that Galen would merge into GCC Merger Sub Corp. and that Galen would become our wholly-owned subsidiary.  Galen would also pay uKarma $525,000 in connection with the intended acquisition.  The New Agreement modifies the Prior Agreement such that, among other things, uKarma would acquire Innolog, instead of Galen.

Innolog is a solutions oriented organization providing supply chain logistics and information technology solutions to clients in the public and private sectors. The services and solutions are provided to a wide variety of clients , including the Department of Defense, Department of Homeland Security and civilian agencies in the federal government, and state and local municipalities, as well as selected commercial organizations.

As a result of the Acquisition, the Innolog shareholders became our controlling shareholders, and Innolog Holdings Corporation became our wholly owned subsidiary.  In connection with acquiring Innolog Holdings Corporation we indirectly acquired the business and operations of Innolog Holdings Corporation’s wholly owned subsidiary, Innovative Logistics Techniques, Inc., a Virginia corporation (“Innovative”).

Concurrently with the Merger Agreement, uKarma’s current existing operations were assigned to a wholly-owned subsidiary called Awesome Living, Inc. (“AL”).  Our Board of Directors and shareholders holding a majority of the then outstanding common stock approved a spin-off of AL equity securities to our common shareholders of record as of August 12, 2010.  This securities under this spin-off is intended to be distributed after AL files a Form 10 with the Securities and Exchange Commission and we distribute an Information Statement to the spin-off recipients.  If for any reason the spin-off cannot be accomplished, the parties will have either, (a) discontinued all of its business operations of AL without any material adverse effect upon uKarma, or (b) assigned its business operations to a wholly-owned subsidiary whose equity securities will be spun-off by uKarma to an affiliate of uKarma management in exchange for a promissory note equal to the dollar amount of such business operations offset by assumed liabilities.

Merger

Under the Merger Agreement, the Company completed the acquisition of all of the equity interests of Innolog Holdings Corporation held by all equity holders of Innolog (“Innolog Owners”) through the issuance of 8,882,455 shares of common stock of the Company and 36,964,758 restricted shares of convertible Series A Preferred Stock to the Innolog Owners. Immediately prior to the Merger Agreement transaction, the Company had 4,747,319 shares of common stock issued and outstanding. Immediately after the issuance of the shares to the Innolog Owners, the Company had 13,629,774 shares of common stock issued and outstanding and 36,964,758 shares of convertible Series A preferred stock issued and outstanding.

Also in connection with the Closing, all of the Company’s directors and officers resigned, and designees of Innolog Holdings Corporation were appointed as new directors and officers of the Company following the Closing.

The foregoing description of the Merger Agreement is qualified in its entirety by the contents of such Merger Agreement, which is attached as Exhibit 2.1 to this Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets

On August  13, 2010, we acquired a government services business that specializes in logistical management pursuant to the  Acquisition.  Reference is made to Item 1.01, which is incorporated herein, which summarizes the terms of the purchase under the Merger Agreement.

From and after the Closing Date of the Merger Agreement, our primary operations consist of the business and operations of Innovative Logistics Techniques, Inc., which are conducted in the United States. The assets and operations of our business prior to the Closing Date have been assigned to a wholly-owned subsidiary, Awesome Living, Inc. (“AL”).  AL capital stock shall be spun-off to all shareholders of the Company immediately prior to Closing, Therefore, we disclose information about the business, financial condition, and management of Innolog Holdings Corporation in this Form 8-K.

BUSINESS

Overview

Innolog Holdings Corporation was formed in March, 2009 for the purpose of operating companies that provide services primarily to federal government entities.  Innolog plans to grow its business organically as well as through acquisition.  Our primary subsidiary, Innovative Logistics Techniques, Inc.(“Innovative”) brings leading edge, process oriented thinking to government customers by providing practical logistics solutions to the U.S. military and civilian agencies as well as state and local governments.  We currently operate 5 offices and employ 51 employees.

Corporate History

The Company was originally incorporated as “OM Capital Corporation.” in Nevada on June 26, 2001.  Our corporate name changed to “uKarma Corporation” on April 30, 2004.  In connection with the Acquisition, we intend to change our name from uKarma Corporation to Innolog Holdings Corporation as diligently as possible after the closing of the Acquisition.  Refer to the discussion under Item 1.01 for further information

Innolog Holdings & Innovative Logistics Techniques History and Organization

Innolog Holdings Corporation was formed in March, 2009 for the purpose of operating companies that provide services primarily to federal government entities and plan to grow organically as well as via acquisition.  We acquired Innovative effective as of March 31, 2009.  Innovative brings leading edge, process oriented thinking to government customers by providing logistics solutions to the U.S. military agencies, such as the Army Corp of Engineers and civilian agencies such as the Department of Interior as well as state and local governments.

Innovative was founded in 1989 by retired Army Colonel, Verle Hammond.  Since its founding, Innovative has grown to become one of the nation’s leading providers of logistics, systems engineering, information services and supply chain management providers in the federal, state and local government markets.

Offices and Website

Innolog Holdings Corporation maintains five offices.  Three are in the Washington D.C. area along with offices in Nashville, Tennessee and Orlando, Florida.  Our headquarters is located at 4000 Legato Road Fairfax, Virginia  22033, We also operate informational websites located at www.innologholdings.com and www.innolog.com. The information on these websites is not incorporated herein by reference.

Industry Overview & Background

The federal government is the largest consumer of services and solutions in the United States. We believe that the federal government’s spending will continue to increase in the next several years, driven by the expansion of national security and homeland security programs, the continued need for sophisticated intelligence gathering and information sharing, increased reliance on technology service providers due to shrinking ranks of government technical professionals and the continuing impact of federal procurement reforms. For example, federal government spending on information technology has consistently increased each year since 1980. INPUT, an independent federal government market research firm, expects this trend to continue, with federal government spending on information technology forecasted to increase from approximately $76 billion in federal fiscal year 2009 to $90 billion in federal fiscal year 2014. Moreover, this data may not fully reflect government spending on classified intelligence programs, operational support services to our armed forces and complementary technical services, which include sophisticated systems engineering.

Across the national security community, we see the following trends that will continue to drive increased spending and dependence on technology support contractors.

➢	Increased Spending on Defense and Intelligence to Combat Terrorist Threats

The Department of Defense is the largest purchaser of services and solutions in the federal government. For federal fiscal year 2010, President Obama signed a bill that authorizes $636 billion in defense spending, including Overseas Contingency Operations (OCO) funding of $128 billion and submitted a request for an additional $33 billion in OCO funding. For federal fiscal year 2011, the Obama administration has submitted a defense budget of $708 billion, including $159 billion for OCO. The Intelligence Community is another significant source of our revenue base. The intelligence budget for federal fiscal year 2009 totaled approximately $50 billion (not including another $25 billion funded within the defense budget as the Military Intelligence Program (MIP)), a 5% increase from federal fiscal year 2008 and a compound annual growth rate of 6% over the last eleven years when it totaled $27 billion in federal fiscal year 1998. The vast majority of the growth has taken place after the 2001 terrorist attacks, which created an urgent need to confront Al Qaeda and its allies with enhanced intelligence efforts. The global threat of terrorism has not diminished and we believe that the Intelligence Community will continue to see growth in its budget.

➢	Increased Spending on Cyber Security

The Comprehensive National Cyber Initiative (CNCI), which is mostly classified, is focused on securing the government’s cyber networks and involves all agencies of the federal government over the next five to ten years. INPUT forecasts that federal spending on Cyber & Information Security will increase from approximately $8 billion in federal fiscal year 2009 to approximately $12 billion in federal fiscal year 2014, an 8% compound annual growth rate over the next five years. Recent reports of cyber attacks on Google and others from China underscore the urgency of this problem.

➢	Continuing Focus on Information Sharing, Data Interoperability and Collaboration

We believe intelligence agencies will increase their demand for data and text mining solutions to enable them to extract, analyze and present data gathered from the massive volumes of information available through open sources such as the Internet. This increased focus on national security, homeland security and intelligence has also reinforced the need for interoperability among the many disparate information technology systems throughout the federal government. We believe the Department of Homeland Security and the intelligence agencies will continue to be interested in enterprise systems that enable better coordination and communication within and among agencies and departments. The December 25, 2009 attempted terrorist attack on a Northwest Airlines flight demonstrates the vulnerabilities when agencies fail to properly access, synthesize and process all of the information known to other various components of government.

➢	Reliance on Technology Service Providers

The demand for technology service providers is expected to increase due to the need for federal agencies to maintain core operational functions while maintaining and updating technology across their enterprises. Given the difficulty the federal government has experienced in hiring and retaining skilled technology personnel in recent years, we believe the federal government will need to rely heavily on technology service providers that have experience with government legacy systems, can sustain mission-critical operations and have the required government security clearances to deploy qualified personnel in classified environments. In addition, with active engagements in Iraq and Afghanistan, our Defense customers need to focus their internal resources on combat operations and are turning to contractors for many support operations such as logistics.

➢	Inherent Weaknesses of Federal Personnel Systems

The fundamental design of U.S. military and federal civil service personnel systems creates the need for industry support as well as provides a key source of talent. The government biases its compensation system towards retirement benefits and offers relatively early opportunities to retire. Retiring government employees are often at the prime of their career and offer an attractive labor pool to industry. Moreover, the military service and to a certain extent the civil service aim to create well-rounded generalists, which requires their best talent to change jobs every 18 months to three years. This practice effectively trains senior officers and executives, but it creates a void of deep domain and technical expertise that is often filled by industry. Retired military and government workers are attracted to these positions because they offer long-term stability and a compensation strategy based on take-home pay. The federal government faces a growing number of retirement-eligible employees over the next ten years as the baby-boom generation ages, and industry will benefit from this growing talent pool.

Finally, we see two opposing trends that both enhance our ability to recruit and retain. Many civil servants are frustrated with the constant churn of their immediate leadership as well as the perceived pressure to work only a 40-hour work week during a time of war. Conversely, in the current environment many military personnel are stressed by multiple deployments with too little time in between. Both of these pools are attracted by a reasonable balance between commitment to mission and family. We believe these trends will continue and likely increase.

Strategy

 Innolog Holdings Corporation was formed for the purpose of operating, acquiring and enhancing complementary companies that provide services primarily to federal government entities.  Our primary subsidiary, Innovative Logistics Techniques, Inc. (“Innovative”) brings leading edge, process oriented thinking to government customers by providing logistics, supply chain management and engineering solutions to the U.S. military, civilian agencies as well as state and local governments.  The vision of Innolog Holdings Corporation is to:

1)	Grow the best in breed logistics, engineering, supply chain and asset management businesses.

a)
Innolog Holdings and Innovative are focused on organically growing the existing service offering by continuing to offer world class, highly effective services to its current customer base.  Our experience shows that by providing highly effective contracting programs, the result is additional work and deeper penetration among the current customer base. Additionally, strong historic results and existing technical expertise (known as “Qualifications” or “Quals” for short) are highly effective tools in soliciting new business with new customers across the Department of Defense and civilian government agencies.

2)	Introduce Government healthcare services and other complementary capabilities to the Department of Defense, other government agencies and the civilian market.

a)
We are currently utilizing this strategy to expand our core logistics business into the government healthcare services space, initially targeting the logistical and tracking needs of the U.S. Department of Veterans Affairs.  We began this process through a joint marketing relationship with JONA, Inc.  JONA is a healthcare focused firm providing multiple healthcare management solutions to both government healthcare customers and civilian healthcare systems.  Our core expertise in logistics and asset management can also be applied to other agencies outside of the Department of Defense. Over time, Innolog may offer further strategic services across multiple industry sectors, directly or through additional joint ventures.

3)	Make strategic acquisitions of other small and midsized defense contractors.

a)
Innolog Holdings Corporation is actively seeking acquisitions of defense contractors that offer complementary or supplementary services in the federal marketplace.  Acquisitions will be focused on government contractors providing Logistics, Supply Chain Management, Asset Management, Engineering Services, and Government Healthcare services.  We will focus our efforts on companies that are headquartered in the Washington, D.C. metropolitan area and are cash flow breakeven or cash flow positive.  Further, we are initially looking for companies with $5 to $15 million in revenue, although that criteria will change as the Company grows.  Finally, we are looking for companies that can bring top quality management to augment our existing management team.

Customers

We provide logistics, systems engineering, information services and supply chain management services to government customers including multiple customers  in the defense sector as well as the civil & commercial sectors.  Within the defense sector, present and past customers include the Army Material Command, Office of Naval Research & Naval Research Laboratory, Department of State, Department of Homeland Security, Defense Logistics Agency, U.S. Coast Guard, U.S. Army TACOM Life Cycle Command, Army Sustainment Command, Naval Air Warfare Center, SPAWAR System Center and TRANSCOM, among others.  Civil & Commercial customers have included the FDIC, U.S. Census Bureau, Smithsonian Institute, Department of Treasury and the General Services Administration among others.  The company also provides services to other government industry customers, providing services primarily under subcontracting and teaming agreements with such companies as Lockheed Martin, CACI, Computer Sciences Corporation, Northrop Grumman, Boeing, Battelle Memorial Institute, Mantech International and others.  In 2009, no single customer represented more than 21% of total sales. The single largest customer in 2009 was TACOM which generated approximately 20% of total sales.  Through March 2010, no single customer represented more than 31% of 2010 sales. The single largest customer through March 2010 was Navy Research Laboratory which generated approximately 30% of total sales.

Quality Control

Innovative Logistics Techniques is committed to providing customers quality logistics solutions enhanced by the targeted application of advanced technology through the development and continual improvement of our quality management system.  Innolog is certified to ISO-9000, the International Standard for a Quality Management System.  The ISO-9000 certification is based on a business common sense, documented system focused on consistency, reliability and improving the way a business operates.  Maintaining this certification demonstrates to customers the Company’s commitment to quality.

Competition

Our key competitors currently include divisions of large defense contractors as well as mid-size and small defense contractors with specialized capabilities.  Such competitors include Computer Sciences Corporation, Lockheed Martin Corporation, Northrop Grumman Corporation, Science Applications International Corporation, Unisys Corporation, Camber Corporation, Metters Industries, Binary Consulting, and Calibre Systems.  Because of the diverse requirements of U.S. government customers and the highly competitive nature of large procurements, corporations frequently form teams to pursue contract opportunities. The same companies listed as competitors will, at times, team with us, subcontract to us or ask that we subcontract to them in the pursuit of new business. We believe that the major competitive factors in our market are distinctive technical competencies, successful past contract performance, intelligence and military work experience, price of services, reputation for quality and key management with domain expertise.

Marketing, Advertising and Promotional Activities

We plan to use future capital-raising activities and cash generated from operations for acquisitions, marketing and promotions in an effort to build brand awareness, improve marketing efficiencies and reduce customer acquisition costs.  We also plan to participate in the industry’s leading trade shows, use radio and print advertising and other marketing tools, to raise awareness of Innolog Holdings Corporation.  We also use web-based promotion tools on our websites and ‘leave behind’ brochures and capability briefings to educate potential customers on the value and service we provide.

Intellectual Property Rights

While employing proprietary workplace methodologies and implementation procedures, Innolog Holdings Corporation and its subsidiaries do not own or maintain any patents, trademarks or copyrights.  All employees are required to sign inventions assignment and proprietary information agreements.

Employees

Innolog Holdings Corporation along with its primary operating subsidiary, Innovative Logistics Techniques, Inc., has approximately 51 full-time employees.   In addition, the company employs a number of part-time employees, contractors and consultants.  Of our overall employee base, approximately 37% hold ‘Secret’ security clearances and an additional 31% hold Top Secret level clearances.  The company is not affiliated with any union or collective bargaining agreement. Management believes that its relationship with our employees is good.

Corporate Information
Our principal executive offices are located at 4000 Legato Road, Suite 830, Fairfax, VA 22033. Our main telephone number is (703) 766-1412, and our fax number is (703) 766-1425.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report. The statements contained in or incorporated into this report that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

A)	RISKS RELATED TO CHANGES IN ECONOMIC AND POLITICAL CLIMATE

Current or worsening economic conditions could adversely affect our business.

The United States and global economies are currently experiencing a period of substantial economic uncertainty with wide-ranging effects, including the disruption of global financial markets. Some, but not all, of the possible effects of these economic events are outlined in the risk factors described below, including those relating to levels and priorities of federal and state spending, access to capital and credit markets, effects on commercial and other clients, and potential impairment of our goodwill and other long-lived assets. Although governments worldwide, including the federal government, have initiated actions in response to the current situation, we are unable to predict the impact, severity, and duration of these economic conditions. The economic environment or related factors may adversely impact our business, financial condition, results of operations, cash flows, and/or stock price.

The combination of the adverse economic climate and challenges faced by federal and state governments could result in changes in spending priorities and adversely affect our ability to grow or maintain our revenues and profitability.

The combination of the challenging economic climate, related budgetary pressures at the federal and state levels, the wide range of issues facing the current presidential administration in the United States (that may have, or be forced to have, spending priorities that are disadvantageous to us, including a focus on economic stimulus and regulatory reform), and changes in the composition of the U.S. Congress may affect agencies, departments, projects, or programs we currently support, or that we may seek to support in the future. The programs and projects we support must compete with other programs and projects for consideration during budget formulation and appropriation processes, and may be affected by the general economic conditions. Budget decisions made in this environment are difficult to predict and may have long-term consequences for certain programs and projects. We believe that many of the programs and projects we support are a high priority, and that changing priorities may present opportunities for us, but there remains the possibility that one or more of the programs and projects we support will be reduced, delayed, or terminated. We engage in a number of programs and projects that may be perceived as being favored by the presidential administration and may receive funding under the American Recovery and Reinvestment Act. On the other hand, the President has recently proposed a freeze on the federal government’s non-security discretionary funding for three years. This freeze may affect some programs and projects more than others and may adversely affect programs and projects we support. Reductions in, or delays or terminations of, any of the existing programs or projects we support, or of anticipated programs and projects, unless offset by other programs, projects, or opportunities, could adversely affect our ability to grow or maintain our revenues and profitability. We are focused on meeting these challenges and taking advantage of related opportunities. If we are not successful in this effort, we may not be able to grow or maintain our revenues and profitability.

Recent levels of market volatility are unprecedented and adverse capital and credit market conditions may affect our ability to access cost-effective sources of funding.

The capital and credit markets recently have been experiencing extreme volatility and disruption. Liquidity has contracted significantly, borrowing rates have varied significantly, and borrowing terms have become more restrictive. Historically, we have believed that we could access these markets to support our business activities, including operations, acquisitions, and refinancing debt. In the future, we may not be able to obtain credit or capital market financing (such as through equity offerings) on acceptable terms, or at all, which could have an adverse effect on our financial position, results of operations, and cash flows. In addition, the state of the capital and credit markets could also affect other entities with which we do business, including our commercial and other clients and our suppliers, subcontractors, and team members, which could also have an adverse effect on our financial position, results of operations, and cash flows.

B)	RISKS RELATED TO OUR INDUSTRY

We rely substantially on government clients for our revenue, and government spending priorities may change in a manner adverse to our business.

We derive 100%  of our revenue directly or indirectly (through subcontracts with U.S. Government prime contractors) from contracts with federal & state government agencies and departments.  Virtually all of our major government clients have experienced reductions in budgets at some time, often for a protracted period, and we expect similar reductions in the future. Expenditures by our federal clients may be restricted or reduced by presidential or congressional action or by action of the Office of Management and Budget or otherwise limited. In addition, many states are not permitted to operate with budget deficits, and nearly all states face considerable challenges in balancing budgets that anticipate reduced revenues. In such a situation, a state which has recently been dealing with a multi-billion-dollar budget deficit may  delay some payments due to us, may eventually fail to pay what they owe us, and may delay some programs and projects. For some clients, we may face an unwelcome choice: turn down (or stop) work with the risk of damaging a valuable client relationship, or perform work with the risk of not getting paid in a timely fashion or perhaps at all. For a discussion of the risks associated with incurring costs before a contract is executed or appropriately modified, see “Risks Related to Our Business—We sometimes incur costs before a contract is executed or appropriately modified. To the extent a suitable contract or modification is not subsequently signed or we are not paid for our work, our revenue and profit will be reduced.”

Federal, state, and local elections could also affect spending priorities and budgets at all levels of government, and the current national and worldwide economic downturn may result in changes in government priorities in ways that could be disadvantageous to us. For example, addressing the financial crisis and economic downturn has required the use of substantial government resources, which may lower the amounts available for agencies, departments, projects, or programs we support. In addition, some governments may not have sufficient resources to continue spending at previous levels. A decline in expenditures, or a shift in expenditures away from agencies, departments, projects, or programs that we support, whether to pay for other programs or projects within the same or other agencies or departments, to reduce budget deficits, to fund tax reductions, or for other reasons, could materially adversely affect our business, prospects, financial condition, or operating results. Moreover, the perception that a cut in appropriations or spending may occur, such as the recent proposal by the President to limit certain spending, could adversely affect investor sentiment about our stock and cause our stock price to fall.

The failure of Congress to approve budgets in a timely manner for the federal agencies and departments we support could delay and reduce spending and cause us to lose revenue and profit.

On an annual basis, Congress must approve budgets that govern spending by each of the federal agencies and departments we support. When Congress is unable to agree on budget priorities, and thus is unable to pass the annual budget on a timely basis, it typically enacts a continuing resolution. Continuing resolutions generally allow federal agencies and departments to operate at spending levels based on the previous budget cycle. When agencies and departments must operate on the basis of a continuing resolution, funding we expect to receive from clients for work we are already performing and new initiatives may be delayed or cancelled. Thus, the failure by Congress to approve budgets in a timely manner can result in the loss of revenue and profit in the event federal agencies and departments are required to cancel or change existing or new initiatives, or the deferral of revenue and profit to later periods due to delays in implementing existing or new initiatives. The budgets of many of our state and local government clients are also subject to similar budget processes, and thus subject us to similar risks and uncertainties.

Our failure to comply with complex laws, rules, and regulations relating to government contracts could cause us to lose business and subject us to a variety of penalties.

We must comply with laws, rules, and regulations relating to the formation, administration, and performance of government contracts, which affect how we do business with our government clients and impose added costs on our business. Each government client has its own laws, rules, and regulations affecting its contracts. Among the more significant strictures affecting federal government contracts are:

•
the Federal Acquisition Regulation, and agency regulations analogous or supplemental to it, which comprehensively regulate the formation, administration, and performance of federal government contracts;

•	the Truth in Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with some contract negotiations;

•
the Procurement Integrity Act, which, among other things, defines standards of conduct for those attempting to secure federal contracts, prohibits certain activities relating to federal procurements, and limits the employment activities of certain former federal employees;

•	the Cost Accounting Standards, which impose accounting requirements that govern our right to payment under federal contracts; and

•
laws, rules and regulations restricting (i) the use and dissemination of information classified for national security purposes, (ii) the exportation of specified products, technologies, and technical data, and (iii) the use and dissemination of sensitive but unclassified data.

The federal government and other governments with which we do business may in the future change their procurement practices or adopt new contracting laws, rules, or regulations, including cost accounting standards, that could be costly to satisfy or that could impair our ability to obtain new contracts. Any failure to comply with applicable federal, state, or local strictures could subject us to civil and criminal penalties and administrative sanctions, including termination of contracts, repayment of amounts already received under contracts, forfeiture of profits, suspension of payments, fines, and suspension or debarment from doing business with federal and even state and local government agencies and departments, any of which could adversely affect our reputation, our revenue, our operating results, and the value of our stock. Failure to abide by laws applicable to our work for governments outside the United States could have similar effects. Unless the content requires otherwise, we use the term “contracts” to refer to contracts and any task orders or delivery orders issued under a contract.

Unfavorable government audit results could force us to adjust previously reported operating results, could affect future operating results, and could subject us to a variety of penalties and sanctions.

The federal government and many states audit and review our contract performance, pricing practices, cost structure, financial responsibility, and compliance with applicable laws, regulations, and standards. Like most major government contractors, we have our business processes, financial information, and government contracts audited and reviewed on a continual basis by federal agencies, including the Defense Contract Audit Agency. Audits, including audits relating to companies we have acquired or may acquire or subcontractors we have hired or may hire, could raise issues that have significant adverse effects on our operating results. For example, audits could result in substantial adjustments to our previously reported operating results if costs that were originally reimbursed, or that we believed would be reimbursed, are subsequently disallowed, or if invoices that have been paid, or that we expected to be paid, are subsequently rejected, or otherwise not paid in full. In addition, cash we have already collected may need to be refunded, past and future operating margins may be reduced, and we may need to adjust our practices, which could reduce profit on other past, current, and future contracts. Moreover, a government agency could withhold payments due to us under a contract pending the outcome of any investigation with respect to a contract or our performance under it.

If a government audit, review, or investigation uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, repayment of amounts already received under contracts, forfeiture of profits, suspension of payments, fines, and suspension or debarment from doing business with federal and even state and local government agencies and departments. We may also lose business if we are found not to be sufficiently financially responsible. In addition, we could suffer serious harm to our reputation and our stock price could decline if allegations of impropriety are made against us, whether or not true. Federal DCAA audits have been completed on our incurred contract costs through 2005; audits for costs incurred on work performed since then have not yet been completed. In addition, non-audit reviews by the government may still be conducted on all our government contracts.

If significant civil or criminal penalties or administrative sanctions are imposed on us or if the federal or state governments otherwise cease doing business with us or significantly decrease the amount of business they do with us, our revenue and operating results would be materially harmed.

Our government contracts contain provisions that are unfavorable to us and permit our government clients to terminate our contracts partially or completely at any time prior to completion.

Our government contracts contain provisions not typically found in commercial contracts, including provisions that allow our clients to terminate or modify these contracts at the government’s convenience upon short notice. If a government client terminates one of our contracts for convenience, we may only bill the client for work completed prior to the termination, plus any project commitments and settlement expenses the client agrees to pay, but not for any work not yet performed. In addition, many of our government contracts and task and delivery orders are incrementally funded as appropriated funds become available. The reduction or elimination of such funding can result in options not being exercised and further work on existing contracts and orders being curtailed. In any such event, we would have no right to seek lost fees or other damages. If a government client were to terminate, decline to exercise an option under, or curtail further performance under one or more of our significant contracts, our revenue and operating results would be materially harmed.

Adoption of new procurement practices or contracting laws, rules, and regulations and changes in existing procurement practices or contracting laws, rules, and regulations could impair our ability to obtain new contracts and cause us to lose revenue and profit.

In the future, the federal government may change its procurement practices or adopt new contracting laws, rules, or regulations that could cause its agencies and departments to curtail the use of services firms or increase the use of companies with a “preferred status,” such as small businesses. For example, legislation restricting the procedure by which services are outsourced to federal contractors has been proposed in the past, and if such legislation were to be enacted, it would likely reduce the amount of services that could be outsourced by the federal government. Any such changes in procurement practices or new contracting laws, rules, or regulations could impair our ability to obtain new contracts and materially reduce our revenue and profit. Other government clients could enact changes to their procurement laws and regulations that could have similar adverse effects on us.

In addition, our business activities may be or may become subject to international, foreign, U.S., state, or local laws or regulatory requirements that may limit our strategic options and growth and may increase our expenses and reduce our revenue and profit, negatively affecting the value of our stock. We generally have no control over the effect of such laws or requirements on us and they could affect us more than they affect other companies.

C)	RISKS RELATED TO OUR BUSINESS

We depend on contracts with federal agencies and departments for a substantial portion of our revenue and profit, and our business, revenue, and profit levels could be materially and adversely affected if our relationships with these agencies and departments deteriorate.

We derive 100%  of our revenue directly or indirectly (through subcontracts with U.S. Government prime contractors) from contracts with federal & state government agencies and departments.  We believe that federal contracts will continue to be a significant source of our revenue and profit for the foreseeable future.

Because we have a large number of contracts with our clients, we continually bid for and execute new contracts, and our existing contracts continually become subject to recompetition and expiration. Upon the expiration of a contract, we typically seek a new contract or subcontractor role relating to that client to replace the revenue generated by the expired contract. There can be no assurance that the requirements those expiring contracts were satisfying will continue after their expiration, that the client will re-procure those requirements, that any such re-procurement will not be restricted in a way that would eliminate us from the competition (e.g., set aside for small business), or that we will be successful in any such re-procurements. If we are not able to replace the revenue from these contracts, either through follow-on contracts or new contracts for those requirements or for other requirements, our revenue and operating results will be materially harmed.

Among the key factors in maintaining our relationships with government agencies and departments (and other clients) are our performance on individual contracts, the strength of our professional reputation, and the relationships of our managers with client personnel. Because we have many contracts, we expect disagreements and performance issues with clients to arise from time to time. To the extent that such disagreements arise, our performance does not meet client expectations, our reputation or relationships with one or more key clients are impaired, or one or more important client personnel leave their employment, are transferred to other positions, or otherwise become less involved with our contracts, our revenue and operating results could be materially harmed. Our reputation could also be harmed if we work on or are otherwise associated with a project that receives significant negative attention in the news media or otherwise for any reason.

Our dependence on GSA Schedule and other IDIQ contracts creates the risk of increasing volatility in our revenue and profit levels.

We believe that one of the key elements of our success is our position as a prime contractor under GSA Schedule contracts and other IDIQ contracts. As these types of contracts have increased in importance over the last several years, we believe our position as a prime contractor has become increasingly important to our ability to sell our services to federal clients. However, these contracts require us to compete for each delivery order and task order, rather than having a more predictable stream of activity and, therefore, revenue and profit, during the term of a contract. There can be no assurance that we will continue to obtain revenue from such contracts at these levels, or in any amount, in the future. To the extent that federal agencies and departments choose to employ GSA Schedule and other contracts encompassing activities for which we are not able to compete or provide services, we could lose business, which would negatively affect our revenue and profitability.

We may not receive revenue corresponding to the full amount of our backlog, or may receive it later than we expect, which could materially and adversely affect our revenue and operating results.

The calculation of backlog is highly subjective and is subject to numerous uncertainties and estimates, and there can be no assurance that we will in fact receive the amounts we have included in our backlog. Our assessment of a contract’s potential value is based on factors such as the amount of revenue we have recently recognized on that contract, our experience in utilizing contract capacity on similar types of contracts, and our professional judgment. In the case of contracts that may be renewed at the option of the client, we generally calculate backlog by assuming that the client will exercise all of its renewal options; however, the client may elect not to exercise its renewal options. In addition, federal contracts rely on congressional appropriation of funding, which is typically provided only partially at any point during the term of federal contracts, and all or some of the work to be performed under a contract may require future appropriations by Congress and the subsequent allocation of funding by the procuring agency to the contract. Our estimate of the portion of backlog that we expect to recognize as revenue in any future period is likely to be inaccurate because the receipt and timing of this revenue often depends on subsequent appropriation and allocation of funding and is subject to various contingencies, such as timing of task orders and delivery orders, many of which are beyond our control. In addition, we may never receive revenue from some of the engagements that are included in our backlog, and this risk is greater with respect to unfunded backlog and backlog related to IDIQ contracts. Further, the actual receipt of revenue on engagements included in backlog may never occur or the amount or timing of such revenue may change because client priorities could change, a program or project schedule could change, the program or project could be canceled, the government agency or other client could elect not to exercise renewal options under a contract or could select other contractors to perform services, or a contract could be reduced, modified, or terminated. Although we adjust our backlog periodically to reflect modifications to or renewals of existing contracts, awards of new contracts, or approvals of expenditures, if we fail to realize revenue corresponding to our backlog, our revenue and operating results could be materially adversely affected.

Because much of our work is performed under task orders, delivery orders, and short-term assignments, we are exposed to the risk of not having sufficient work for our staff, which can affect revenue and profit.

We perform some of our work under short-term contracts. Even under many of our longer-term contracts, we perform much of our work under individual task orders and delivery orders, many of which are awarded on a competitive basis. If we cannot obtain new work in a timely fashion, whether through new contracts, task orders, or delivery orders, modifications to existing contracts, task orders, or delivery orders, or otherwise, we may not be able to keep our staff profitably utilized. It is difficult to predict when such new work or modifications will be obtained. Moreover, we need to manage our staff utilization carefully to ensure that those with appropriate qualifications are available when needed and that staff do not have excessive down-time when working on multiple projects, or as projects are beginning or nearing completion. There can be no assurance that we can profitably manage the utilization of our staff. In the short run, our costs are relatively fixed, so sub-optimal staff utilization hurts revenue, profit, and operating results.

Loss of key members of our senior operating leadership team could impair our relationships with clients and disrupt the management of our business.

Although the depth of our organization has grown in recent years, we believe that our success depends on the continued contributions of the members of our senior operating leadership. We rely on our senior leadership to generate business and manage and execute projects and programs successfully. In addition, the relationships and reputation that many members of our operating leadership team have established and maintain with client personnel contribute to our ability to maintain good client relations and identify new business opportunities. Apart from our most senior executive officers, we do not generally have agreements with members of our operating leadership providing for a specific term of employment. The loss or rumored loss of any member of our senior operating leadership could adversely affect our stock price.

If we fail to attract and retain skilled employees, we will not be able to continue to win new work, staff engagements, and sustain our profit margins and revenue growth.

We must continue to hire significant numbers of highly qualified individuals who have technical skills and who work well with our clients. These employees are in great demand and are likely to remain a limited resource for the foreseeable future. If we are unable to recruit and retain a sufficient number of these employees, our ability to staff engagements and to maintain and grow our business could be limited. In such a case, we may be unable to win or perform contracts, and we could be required to engage larger numbers of subcontractor personnel, any of which could adversely affect our revenue, profit, operating results, and reputation. We could even default under one or more contracts for failure to perform properly in a timely fashion, which could expose us to additional liability and further harm our reputation and ability to compete for future contracts. In addition, some of our contracts contain provisions requiring us to commit to staff an engagement with personnel the client considers key to our successful performance under the contract. In the event we are unable to provide these key personnel or acceptable substitutes, or otherwise staff our work, the client may reduce the size and scope of our engagement under a contract or terminate it, and our revenue and operating results may suffer.

Growing through acquisitions is a key element of our business strategy, and we are constantly reviewing acquisition opportunities. These activities may involve significant costs, be disruptive, or not be successful. These activities may divert the attention of management from existing operations and initiatives.

One of our principal growth strategies is to make selective acquisitions. We believe pursuing acquisitions actively is necessary for a public company of our size in our business. As a result, at any given time, we may be evaluating several acquisition opportunities. We may also have outstanding, at any time, one or more expressions of interest, agreements in principle, letters of intent, or similar agreements regarding potential acquisitions, which are subject to completion of due diligence and other significant conditions, as well as confidentiality agreements with potential acquisition targets. Our experience has been that potential acquisition targets demand confidentiality as a matter of course and allow relatively little due diligence before entering into a preliminary agreement in principle. We insist on including due diligence and other conditions in such preliminary agreements and engage in due diligence prior to executing definitive agreements regarding potential acquisitions. We find that potential acquisitions subject to preliminary agreements in principle often are not consummated, or are consummated on terms materially different than those to which the parties initially agreed. Accordingly, our normal practice is not to disclose potential acquisitions until definitive agreements are executed and, in some cases, material conditions & precedent are satisfied.

When we are able to identify an appropriate acquisition candidate, we may not be able to negotiate the price and other terms of the acquisition successfully or finance the acquisition on terms satisfactory to us. Our out-of-pocket expenses in identifying, researching, and negotiating potential acquisitions has been and will likely continue to be significant, even if we do not ultimately acquire identified businesses. In addition, negotiations of potential acquisitions and the integration of acquired business operations may divert management attention away from day-to-day operations and may reduce staff utilization and adversely affect our revenue and operating results.

When we undertake acquisitions, they may present integration challenges, fail to perform as expected, increase our liabilities, and/or reduce our earnings.

When we complete acquisitions, it may be difficult and costly to integrate the acquired businesses due to differences in the locations of personnel and facilities, differences in corporate cultures, disparate business models, or other reasons. If we are unable to integrate companies we acquire successfully, our revenue and operating results could suffer. In addition, we may not be successful in achieving the anticipated cost efficiencies and synergies from these acquisitions, which could include offering our services to existing clients of acquired companies or offering the services of acquired companies to our existing clients to increase our revenue and profit. In fact, our costs for managerial, operational, financial, and administrative systems may increase and be higher than anticipated. We may also experience attrition, including key employees of acquired and existing businesses, during and following integration of an acquired business into our Company. We could also lose business during any transition, whether related to this attrition or caused by other factors. Any attrition or loss of business could adversely affect our future revenue and operating results and prevent us from achieving the anticipated benefits of the acquisition. In addition, acquisitions of businesses or other material operations may require additional debt or equity financing or both, resulting in additional leverage or dilution of ownership, or both.

Businesses we acquire may have liabilities or adverse operating issues, or both, that we fail to discover through due diligence or the extent of which we underestimate prior to the acquisition. These liabilities and/or issues may include failure to comply with, or other violations of, applicable laws, rules, or regulations or contractual or other obligations or liabilities. We, as the successor owner, may be financially responsible for, and may suffer harm to our reputation and otherwise be adversely affected by, such liabilities and/or issues. An acquired business also may have problems with internal controls over financial reporting, which could in turn lead us to have significant deficiencies or material weaknesses in our own internal controls over financial reporting. These and any other costs, liabilities, issues, and/or disruptions associated with any of our past acquisitions or any future acquisitions could harm our operating results.

As a result of future acquisitions, we may accumulate substantial amounts of goodwill and intangible assets.  Any changes in business conditions could cause these assets to become impaired, requiring substantial write-downs that would adversely affect our operating results.

All of our acquisitions have been accounted for as purchases and involved purchase prices well in excess of tangible asset values, resulting in the creation of a significant amount of goodwill and other intangible assets. We plan to continue acquiring businesses if and when opportunities arise, further increasing these amounts. Under generally accepted accounting principles, we do not amortize goodwill and intangible assets acquired in a purchase business combination that are determined to have indefinite useful lives, but instead review them annually (or more frequently if impairment indicators arise) for impairment. To the extent that we determine that such an asset has been impaired, we will write down its carrying value on our balance sheet and book an impairment charge in our statement of earnings.

We face intense competition from many firms that have greater resources than we do, as well as from smaller firms that have narrower service offerings and serve niche markets. This competition could result in price reductions, reduced profitability, and loss of market share.

We operate in highly competitive markets and generally encounter intense competition to win contracts, task orders, and delivery orders. If we are unable to compete successfully for new business, our revenue and operating margins may decline. Many of our competitors are larger and have greater financial, technical, marketing, and public relations resources, larger client bases, and greater brand or name recognition than we do. We also have numerous smaller competitors, many of which have narrower service offerings and serve niche markets. Our competitors may be able to compete more effectively for contracts and offer lower prices to clients, causing us to lose contracts, as well as lowering our profit or even causing us to suffer losses on contracts that we do win. Some of our subcontractors are also competitors, and some of them may in the future secure positions as prime contractors, which could deprive us of work we might otherwise have won under such contracts. On contracts where we are a subcontractor, the prime contractors or our teaming partners may also deprive us of work we might otherwise have performed. Our competitors may be able to provide clients with different and greater capabilities and benefits than we can provide in areas such as technical qualifications, past performance on relevant contracts, geographic presence, ability to keep pace with the changing demands of clients, and the availability of key personnel. Our competitors also have established or may establish relationships among themselves or with others, or may, through mergers and acquisitions, increase their ability to address client needs. Accordingly, it is possible that new competitors or alliances among competitors may emerge. In addition, our competitors may also be able to offer higher prices for acquisition candidates, which could harm our strategy of growing through selected acquisitions.

We derive significant revenue and profit from contracts awarded through a competitive bidding process, which can impose substantial costs on us, and we will lose revenue and profit if we fail to compete effectively.

We derive significant revenue and profit from contracts that are awarded through a competitive bidding process. We expect that most of the government business we seek in the foreseeable future will be awarded through competitive bidding. Competitive bidding imposes substantial costs and presents a number of risks, including:

•	the substantial cost and managerial time and effort that we spend to prepare bids and proposals for contracts that may or may not be awarded to us;

•	the need to estimate accurately the resources and costs that will be required to service any contracts we are awarded, sometimes in advance of the final determination of their full scope;

•
the expense and delay that may arise if our competitors protest or challenge awards made to us pursuant to competitive bidding, and the risk that such protests or challenges could result in the requirement to resubmit bids, and in the termination, reduction, or modification of the awarded contracts; and

•	the opportunity cost of not bidding on and winning other contracts we might otherwise pursue.

To the extent we engage in competitive bidding and are unable to win particular contracts, we not only incur substantial costs in the bidding process that negatively affect our operating results, but we may lose the opportunity to operate in the market for the services provided under those contracts for a number of years. Even if we win a particular contract through competitive bidding, our profit margins may be depressed or we may even suffer losses as a result of the costs incurred through the bidding process and the need to lower our prices to overcome competition.

We may lose money on some contracts if we underestimate the resources we need to perform under them.

We provide services to clients primarily under three types of contracts: time-and-materials contracts; cost-based contracts; and fixed-price contracts. Each of these types of contracts, to differing degrees, involves the risk that we could underestimate our cost of fulfilling the contract, which may reduce the profit we earn or lead to a financial loss on the contract, which would adversely affect our operating results.

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Under time-and-materials contracts, we are paid for labor at negotiated hourly billing rates and for certain expenses, and we assume the risk that our costs of performance may exceed the negotiated hourly rates.

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Under our cost-based contracts, which frequently cap many of the various types of costs we can charge and which impose overall and individual task order or delivery order ceilings, we are reimbursed for certain costs incurred, which must be allowable and at or below the caps under the terms of the contract and applicable regulations. If we incur unallowable costs in the performance of a contract, the client will not reimburse those costs, and if our allowable costs exceed any of the applicable caps or ceilings, we will not be able to recover those costs. Under some cost-based contracts, we receive no fees.

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Under fixed-price contracts, we perform specific tasks for a set price. Compared to cost-plus-fee contracts and time-and-materials contracts, fixed-price contracts involve greater financial risk because we bear the full impact of cost overruns.

In order to determine the appropriate revenue to recognize on our contracts in each accounting period, we must use judgment relative to assessing risks, estimating contract revenue and costs, and making assumptions for schedule and technical issues. From time to time, facts develop that require us to revise our estimated total costs and revenue on a contract. To the extent that a revised estimate affects contract profit or revenue previously recognized, we record the cumulative effect of the revision in the period in which the facts requiring the revision become known. Provision for the full amount of an anticipated loss on any type of contract is recognized in the period in which it becomes probable and can be reasonably estimated. As a result, our operating results could be affected by revisions to prior accounting estimates.

Systems or service failures could interrupt our operations, leading to reduced revenue and profit.

Any interruption in our operations or any systems failures, including, but not limited to: (i) inability of our staff to perform their work in a timely fashion, whether caused by limited access to, or closure of, our or our clients’ offices or otherwise; (ii) failure of network, software, or hardware systems; and (iii) other interruptions and failures, whether caused by us, subcontractors, team members, third-party service providers, unauthorized intruders or hackers, computer viruses, natural disasters, power shortages, terrorist attacks, or otherwise, could cause loss of data and interruptions or delays in our business or that of our clients, or both. In addition, failure or disruption of mail, communications, or utilities could cause an interruption or suspension of our operations or otherwise harm our business.

If we fail to meet client expectations or otherwise fail to perform our contracts properly, the value of our stock could decrease.

We could lose revenue, profit, and clients, and be exposed to liability if we have disagreements with our clients or fail to meet their expectations. We create, implement, and maintain solutions that are often critical to our clients’ operations, and the needs of our clients are rapidly changing. Our ability to secure new work and hire and retain qualified staff depends heavily on our overall reputation, as well as the individual reputations of our staff members. Perceived poor performance on even a single contract could seriously impair our ability to secure new work and hire and retain qualified staff. In addition, we have experienced, and may experience in the future, some systems and service failures, schedule or delivery delays, and other problems in connection with our work.

Moreover, a failure by one or more of our subcontractors to perform satisfactorily the agreed-upon services on a timely basis may compromise our ability to perform our obligations as a prime contractor. In some cases, we have limited involvement in the work performed by subcontractors and may have exposure as a result of problems caused by subcontractors. In addition, we may have disputes with our subcontractors that could impair our ability to execute our contracts as required and could otherwise increase our costs. Such disputes and problems with subcontractors could, among other things, cause us to lose future contracts, suffer negative publicity, or otherwise incur liability for performance deficiencies we did not create. In turn, these negative outcomes could have a material adverse effect upon our operations, our financial performance, and the value of our stock.

Our failure to obtain and maintain necessary security clearances may limit our ability to perform classified work for federal clients, which could cause us to lose business.

Some federal contracts require us to maintain facility security clearances and require some of our employees to maintain individual security clearances. The federal government has the right to grant and terminate such clearances. If our employees lose or are unable to obtain needed security clearances in a timely manner, or we lose or are unable to obtain a needed facility clearance in a timely manner, federal clients can limit our work under or terminate some contracts. To the extent we cannot obtain the required facility clearances or security clearances for our employees or we fail to obtain them on a timely basis, we may not derive our anticipated revenue and profit, which could harm our operating results. In addition, a security breach relating to any classified or sensitive but unclassified information entrusted to us could cause serious harm to our business, damage our reputation, and result in a loss of our facility or individual employee security clearances.

Our relations with other contractors are important to our business and, if disrupted, could cause us damage.

We derive a portion of our revenue from contracts under which we act as a subcontractor or from “teaming” arrangements in which we and other contractors jointly bid on particular contracts, projects, or programs.. As a subcontractor or team member, we often lack control over fulfillment of a contract, and poor performance on the contract could tarnish our reputation, result in a reduction of the amount of our work under or termination of that contract or other contracts, and cause us not to obtain future work, even when we perform as required. We expect to continue to depend on relationships with other contractors for a portion of our revenue and profit in the foreseeable future. Moreover, our revenue and operating results could be materially and adversely affected if any prime contractor or teammate does not pay our invoices in a timely fashion, chooses to offer products or services of the type that we provide, teams with other companies to provide such products or services, or otherwise reduces its reliance upon us for such products or services.

We sometimes incur costs before a contract is executed or appropriately modified. To the extent a suitable contract or modification is not subsequently signed or we are not paid for our work, our revenue and profit will be reduced.

When circumstances warrant, we sometimes incur expenses and perform work without a signed contract or appropriate modification to an existing contract to cover such expenses or work. When we do so, we are working “at-risk,” and there is a chance that the subsequent contract or modification will not ensue, or if it does, that it will not allow us to be paid for expenses already incurred, work already performed, or both. In such cases, we have generally been successful in obtaining the required contract or modification, but any failure to do so in the future could affect our operating results.

As we develop new services, new clients, new practices, and enter new lines of business, our risk of making costly mistakes increases.

We currently assist our clients both in advisory capacities and by helping them implement and improve solutions to their problems. As part of our corporate strategy, we are attempting to sell more services, and searching for ways to provide new services to clients. In addition, we plan to extend our services to new clients, into new practice areas, into new lines of business, and into new geographic locations. As we change our focus toward implementation and improvement; attempt to develop new services, new clients, new practice areas, and new lines of business; open new offices; and do business in new geographic locations, those efforts could harm our results of operations and could be unsuccessful.

Efforts involving a different focus, new services, new clients, new practice areas, new lines of business, new offices, or new geographic locations entail inherent risks associated with inexperience and competition from other participants in those areas. Our inexperience may result in costly decisions that could harm our profit and operating results. In particular, implementation services often relate to development and implementation of critical infrastructure or operating systems that our clients view as “mission critical,” and if we fail to satisfy the needs of our clients in providing these services, our clients could incur significant costs and losses for which they could seek compensation from us.

Claims in excess of our insurance coverage could harm our business and financial results.

When entering into contracts with clients, we attempt, where feasible and appropriate, to negotiate indemnification protection from our clients, as well as monetary limitation of liability for professional acts, errors, and omissions, but it is not always possible to do so. In addition, we cannot be sure that these contractual provisions will protect us from liability for damages if action is taken against us. Claims against us, both under our client contracts and otherwise, have arisen in the past, exist currently, and will arise in the future. These claims include actions by employees, clients, and others. Some of the work we do, for example, in the environmental area, is potentially hazardous to our employees, our clients, and others and they may suffer damage because of our actions or inaction. We have various policies and programs in the environmental, health, and safety area, but they may not prevent harm to employees, clients, and others. Our insurance coverage may not be sufficient to cover all the claims against us, insurance may not continue to be available on commercially reasonable terms in sufficient amounts to cover such claims, or at all, and our insurers may disclaim coverage as to any or all such claims and otherwise may be unwilling or unable to cover such claims. The successful assertion of any claim or combination of claims against us could seriously harm our business. Even if not successful, such claims could result in significant legal and other costs, harm our reputation, and be a distraction to management.

Our business will be negatively affected if we are not able to anticipate and keep pace with rapid changes in technology or if growth in technology use by our clients is not as rapid as in the past.

Our success depends, partly, on our ability to develop and implement technology services and solutions that anticipate and keep pace with rapid and continuing changes in technology, industry standards, and client preferences. We may not be successful in anticipating or responding to these developments on a timely basis, and our offerings may not be successful in the marketplace. In addition, the costs we incur in anticipation or response may be substantial and may be greater than we expect, and we may never recover these costs. Also, our clients and potential clients may slow the growth in their use of technology, or technologies developed by our competitors may make our service or solution offerings uncompetitive or obsolete. Any one of these circumstances could have a material adverse effect on our revenue or profits or ability to obtain and complete client engagements successfully.

Moreover, we use technology-enabled tools to differentiate us from our competitors and facilitate our service offerings that do not require the delivery of technology services or solutions. If we fail to keep these tools current and useful, our ability to sell and deliver our services could suffer, and so could our operating results.

D)	RISKS RELATED TO OUR CAPITAL STRUCTURE

Our stock price is volatile and could decline.

The stock market in general has been highly volatile.   The market price of our common stock is likely to be volatile, and investors in our common stock may experience a decrease in the value of their stock, including decreases unrelated to our operating performance or prospects. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including those listed elsewhere in this “Risk Factors” section and others, such as:

•	statements or actions by clients, government officials (even if they are not our clients), securities analysts, or others;

•	changes in analysts’ recommendations or projections;

•	differences between our actual financial or operating results and those expected by investors or analysts;

•	failure by Congress or other governmental authorities to approve budgets in a timely fashion;

•	federal or state government or other clients’ priorities or spending, both generally or by our particular clients;

•	changes in general economic or market conditions;

•	military or other actions related to international conflicts, wars, or otherwise;

•	changes or perceived changes in the professional services industry in general or the government services industry in particular;

•	strategic decisions by us or our competitors, such as acquisitions, consolidations, divestments, spin-offs, joint ventures, strategic investments, or changes in business strategy;

•	the operating results of other companies in our industry;

•	the liquidity of our stock;

•	commencement, completion, or termination of contracts, any of which can cause us to incur significant expenses without corresponding payments or revenue, during any particular quarter;

•	changes in our staff utilization rates, which can be caused by various factors outside our control, including inclement weather that prevents our staff from traveling to work sites;

•	timing of significant costs or investments, such as bid and proposal costs or the costs involved in planning, making, or integrating acquisitions;

•	variations in purchasing patterns under our contracts; and/or

•	our contract mix or the extent we use subcontractors, or changes in either.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources.

Additional shares of our common stock could be offered or distributed in the future, which could cause our common stock price to decline significantly.

Our common stock price might decline as a result of sales of shares pursuant to subsequent offerings of shares. We also may issue common or preferred equity in the future, in addition to shares of common stock sold in connection with the acquisition of businesses or assets, to further reduce outstanding debt, or for general corporate purposes, and we expect to continue to offer shares of our common stock to our employees and directors. If we issue new equity securities our stock price might decline as a result, and holders of any new preferred equity securities may have rights, preferences, and privileges senior to those of holders of our common stock.

No cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future, and we may not have sufficient funds legally available to pay dividends. Even if funds are legally available for distribution, we may nevertheless decide not to or may be unable to pay any dividends. We intend to retain all earnings for our company’s operations. Accordingly, you may have to sell some or all of your common stock in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell our common stock and may lose some or all of the amount of your investment. Any determination to pay dividends in the future on our common stock will be made at the discretion of our board of directors and will depend on our results of operations, financial conditions, contractual restrictions, restrictions imposed by applicable law, capital requirements and other factors that our board of directors deems relevant.  The preferred stock of Innolog Holdings is not subject to this provision who are entitled to distributions of 10% of our net income, if any, annually.

Nevada law may inhibit potential acquisition bids and other actions that you and other shareholders may consider favorable, and the market price of our common stock may be lower as a result.

We are subject to the anti-takeover provisions of Sections 78.378 -78.3793  of the Nevada Revised Statutes, which regulates corporate acquisitions. These provisions could discourage potential acquisition proposals; delay or prevent a change-in-control transaction; discourage others from making tender offers for our common stock; and/or prevent changes in our management.

We indemnify our officers and members of the board of directors under certain circumstances. Such provisions may discourage shareholders from bringing a lawsuit against officers and directors for breaches of fiduciary duty and may also reduce the likelihood of derivative litigation against officers and directors even though such action, if successful, might otherwise have benefited you and other shareholders. In addition, your investment in our stock may be adversely affected to the extent that we pay the costs of settlement and damage awards against our officers or directors pursuant to such provisions.

If you invest in our common stock, you could experience substantial dilution.

We have offered, and we expect to continue to offer, stock to our employees and directors. Additional options may be granted to employees and directors in the future.

In addition, we may be required, or could elect, to seek additional equity financing in the future or to issue preferred or common stock to pay all or part of the purchase price for any businesses, products, technologies, intellectual property, or other assets or rights we may acquire, to pay for a reduction, change, or elimination of liabilities in the future, for general corporate purposes, or any other reason. If we issue new equity securities under these circumstances, our shareholders may experience additional dilution and the holders of any new equity securities may have rights, preferences, and privileges senior to those of the holders of our common stock.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934. The penny stock rules apply to companies that are not traded on a national securities exchange whose common stock trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common stock, and may result in decreased liquidity for our common stock and increased transaction costs for sales and purchases of our common stock as compared to other securities.

Our common stock is thinly traded, and you may be unable to sell at or near “ask” prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Although our common stock is quoted on the Over-the-Counter Bulletin Board (“OTC”), we cannot predict the extent to which an active public market for our common stock will develop or be sustained. However, we do not rule out the possibility of applying for listing on a national exchange. Our common stock has historically been sporadically or “thinly traded” on the OTC, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any give time may be relatively small or nonexistent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-adverse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price of our common stock is particularly volatile given our status as a relatively small company with a small and thinly traded “float” that could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. As noted above, our common stock is sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event a large number of our shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. The following factors also may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes; additions to or departures of our key personnel, as well as other items discussed under this “Risk Factors” section, as well as elsewhere in this report. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through pre-arranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect our share price will be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Past activities of our company and affiliates may lead to future liability for our company.

Prior to our acquisition of Innolog Holdings Corporation, we were engaged in a business unrelated to our current operations. Any liabilities relating to such prior business against which we are not completely indemnified will be borne by us and may have a material adverse effect on the Company.

Our corporate actions are substantially controlled by our Board of Directors and our 5% shareholders.

Our Board of Directors and our greater than 5% shareholders own or control over 73% of the fully diluted common and preferred shares of the company.  These shareholders, acting individually or as a group, could exert substantial influence over matters such as electing directors, amending our certificate of incorporation or bylaws, and approving mergers or other business combinations or transactions. In addition, because of the percentage of ownership and voting concentration in these principal shareholders and their affiliated entities, elections of our board of directors will generally be within the control of these shareholders and their affiliated entities. While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with these principal shareholders and their affiliated entities. As such, it would be difficult for shareholders to propose and have approved proposals not supported by these principal shareholders and their affiliated entities. There can be no assurance that matters voted upon by our officers and directors in their capacity as shareholders will be viewed favorably by all shareholders of our company. The stock ownership of our principal shareholders and their affiliated entities may discourage a potential acquirer from seeking to acquire shares of our common stock or otherwise attempting to obtain control of our company, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

 We are responsible for the indemnification of our officers and directors, which could result in substantial expenditures.

Our bylaws provide for the indemnification of our directors, officers, employees, and agents, and, under certain circumstances, against attorneys’ fees and other expenses incurred by them in litigation to which they become a party arising from their association with or activities on behalf of the Company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup.

We may incur additional debt, which could substantially reduce our profitability, limit our ability to pursue certain business opportunities, and reduce the value of our stock.

As a result of our business activities and acquisitions, we may incur additional debt in the future. Such debt could increase the risks described herein and lead to other risks. The amount of our debt could have important consequences for our shareholders, such as:

•
our future ability to obtain additional financing for working capital, capital expenditures, product and service development, acquisitions, general corporate purposes, and other purposes may be impaired;

•	a substantial portion of our cash flow from operations could be dedicated to the payment of the principal and interest on our debt;

•	our vulnerability to economic downturns and rises in interest rates will be increased;

•	we may be unable to comply with the terms of our financing agreements;

•	our flexibility in planning for and reacting to changes in our business and the marketplace may be limited; and/or

•	we may be at a competitive disadvantage relative to other firms.

Servicing our debt in the future may require a significant amount of cash. Our ability to repay or refinance our debt depends, among other things, on our successful financial and operating performance and the interest rates on our debt. Our financial and operating performance and the interest rates we pay in turn depend on a number of factors, many of which are beyond our control.

If our financial performance declines and we are unable to pay our debts, we will be required to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring indebtedness, and/or selling additional stock, perhaps under unfavorable conditions. Any of these circumstances could adversely affect the value of our stock.

Our continued success depends on our ability to raise capital on commercially reasonable terms when, and in the amounts, needed. If additional financing is required, including refinancing existing debt, there can be no assurances that we will be able to obtain such additional financing on terms acceptable to us and at the times required, if at all. In that case, we may be required to raise additional equity by issuing additional stock, alter our business plan materially, curtail all or part of our business expansion plans, sell part or all of our business or other assets, or be subject to actions such as bankruptcy or other financial restructuring in the event of default. Any of these results could have a significant adverse effect on the value of our stock.

Our future debt may include covenants that restrict our activities and create the risk of defaults, which could impair the value of our stock.

Our financing arrangements will continue to contain a number of significant covenants that, among other things, restrict our ability to dispose of assets; incur additional indebtedness; make capital expenditures; pay dividends; create liens on assets; enter into leases, investments, and acquisitions; engage in mergers and consolidations; and engage in certain transactions with affiliates; and otherwise restrict corporate activities (including change of control and asset sale transactions).

In addition, our financing arrangements may require us to maintain specified financial ratios and comply with financial tests Concern over satisfying debt restrictions and covenants might cause us to forego contract bidding or acquisition opportunities or otherwise cause us to focus on short-term rather than long-term results. There is no assurance that we will be able to fulfill our debt covenants, maintain these ratios, or comply with these financial tests in the future.

Failure to comply with restrictive covenants imposed by our financing arrangements, if not cured through performance or an amendment of our financing arrangements, could result in a default. An amendment of our financing arrangements could substantially adversely affect our revenue, profits, cash flows, and operating results. In the event of a default, our lenders could, among other things: (i) declare all amounts borrowed to be due and payable, together with accrued and unpaid interest; (ii) terminate their commitments to make further loans; and/or (iii) proceed against the collateral securing obligations owed to them. In turn, such action by our lenders could lead to the bankruptcy, insolvency, financial restructuring, and/or liquidation of our Company, any of which would have a significant adverse effect on the value of our stock.

Risks Relating to Our Business

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

Our limited operating history makes it difficult to evaluate our business. In addition, the limited performance history of our management and sales team and the uncertainty of our future performance and ability to maintain or improve our financial, sales and operating systems, procedures and controls increase the risk that we may be unable to continue to successfully operate our business. In the event that we are not able to manage our growth and operate as a public company due to our limited experience, our business may suffer uncertainty and failures, which makes it difficult to evaluate our business.

Various GSA Schedules and Contract vehicles are required to win contracts and task orders from the federal government.  The loss of or failure to renew any or all of these schedules and vehicles could materially adversely affect our business.

We hold GSA Schedules and IDIQ contracts with the federal government.  The government can elect to suspend our eligibility to win task orders under the vehicles and schedules.  The loss of or suspension of any such contracts or GSA Schedule, would materially adversely affect our business.

Geographical business expansion efforts we make could result in   difficulties in successfully managing our business and consequently harm our   financial condition.

As part of our business strategy, we may seek to expand by acquiring competing businesses or customer contracts outside of our current geographic markets, or we may open offices in the geographical markets we desire to operate within. We may face challenges in managing expanding product and service offerings and in integrating acquired businesses with our own. We cannot accurately predict the timing, size and success of our expansion efforts and the associated capital commitments that might be required. We expect to face competition for expansion candidates, which may limit the number of expansion opportunities available to us and may lead to higher expansion costs. There can be no assurance that we will be able to identify, acquire or profitably manage additional businesses and contracts or successfully integrate acquired businesses and contracts , if any, into our company , without substantial costs, delays or other operational or financial difficulties. In addition, expansion efforts involve a number of other risks, including:

●	failure of the expansion efforts to achieve expected results;

●	diversion of management’s attention and resources to expansion efforts;

●	failure to retain key customers or personnel of the acquired businesses; and

●	risks associated with unanticipated events, liabilities or contingencies.

Client dissatisfaction or performance problems at a single acquired business could negatively affect our reputation. The inability to acquire businesses on reasonable terms or successfully integrate and manage acquired companies, or the occurrence of performance problems at acquired companies, could result in dilution to our shareholders, unfavorable accounting charges and difficulties in successfully managing our business.

Our inability to obtain capital, use internally generated cash, or use   shares of our common stock or debt to finance future expansion efforts could   impair the growth and expansion of our business.

Reliance on internally generated cash or debt to finance our operations or complete business expansion efforts could substantially limit our operational and financial flexibility. The extent to which we will be able or willing to use shares of common stock to consummate expansions will depend on our market value from time to time and the willingness of potential sellers to accept it as full or partial payment. Using shares of common stock for this purpose also may result in significant dilution to our then existing shareholders. To the extent that we are unable to use common stock to make future expansions, our ability to grow through expansions may be limited by the extent to which we are able to raise capital for this purpose through debt or equity financings. No assurance can be given that we will be able to obtain the necessary capital to finance a successful expansion program or our other cash needs. If we are unable to obtain additional capital on acceptable terms, we may be required to reduce the scope of any expansion. In addition to requiring funding for expansions, we may need additional funds to implement our internal growth and operating strategies or to finance other aspects of our operations. Our failure to (i) obtain additional capital on acceptable terms, (ii) use internally generated cash or debt to complete expansions because it significantly limits our operational or financial flexibility, or (iii) use shares of common stock to make future expansions may hinder our ability to actively pursue any expansion program we may decide to implement and negatively impact our stock price.

Our obligations under our credit facility are secured by our   assets. Thus, if the lending group forecloses on its security interest, we may have to liquidate some or all of our assets, which may cause us to curtail or cease operations.

Our obligations under our current loan and security agreement are secured by all of our assets. If we default under the credit facility, we could be required to repay all of our borrowings thereunder.   As of August 13, 2010, we owe approximately $2,000,000 under the agreement. In addition, the lenders could foreclose its security interest and liquidate some or all of our assets, which could cause us to curtail or cease operations.

Because of our lack of working capital and available financing and our inability to receive progress payments, we may require additional funding for us to continue our operations.

At March 31, 2010, our working capital was approximately ($4.4) million.  Included in working capital is approximately $1.6  million of contract costs accounts receivables. This amount represents work performed and services rendered pursuant to government contracts. For almost all of our government contracts, we do not receive interim progress payments.  As a result, we must finance the cost of the work over the length of the contract, which can continue, in some cases, for more than a year. If we are not able to obtain necessary financing, we may be unable both to meet our obligations under our existing contracts and to obtain additional contracts,  which could impair our business and could result in a cessation of business.

Our operations are cash intensive, and our business could be adversely affected if we fail to maintain sufficient levels of working capital.

We expend a significant amount of cash in our operations. We generally fund most of our working capital requirements out of cash flow generated from operations and our line of credit. If we fail to generate sufficient revenues from our sales, or if we experience difficulties collecting our accounts receivables, we may not have sufficient cash flow to fund our operating costs, and our business could be adversely affected.

Our operating results may fluctuate from period to period, and if we fail to meet market expectations for a particular period, our share price may decline.

Our operating results have fluctuated from period to period and are likely to continue to fluctuate as a result of a wide range of factors, including sales demands, electricity rate changes, changes in incentives and technological improvements. Our production and sales are generally lower in the winter due to weather conditions and holiday activities. Interim reports may not be indicative of our performance for the year or our future performance, and period-to-period comparisons may not be meaningful due to a number of reasons beyond our control. We cannot assure you that our operating results will meet the expectations of market analysts or our investors. If we fail to meet their expectations, there may be a decline in our share price.

We sometimes recognize revenue on a “Milestones” basis and payments are due upon the achievement of contractual milestones, and any delay or cancellation of a project could adversely affect our business.

Revenue on cost plus fee contracts is recognized to the extent of costs incurred plus a proportionate amount of fee earned. Revenue on fixed price contracts is recognized on a percentage of completion method based on costs incurred in relation to total estimated costs. Revenue on time and materials contracts is recognized at labor rate times hours delivered plus material expense incurred.

Anticipated losses on contracts are recognized in the period they are first determined. In accordance with industry practice, amounts relating to long term contracts, including retainages, are classified as current assets although an undeterminable portion of these amounts is not expected to be realized within one year. Because of inherent uncertainties in estimating costs, it is at least possible that the estimates used will change within the near term.

Our failure to meet a client’s expectations in the performance of our   services, and the risks and liabilities associated with placing our employees   in our customers’ businesses, could give rise to   claims against us.

Our engagements involve projects that are critical to our customers’ business. Our failure or inability to meet a customer’s expectations in the provision of our products and services could damage or result in a material adverse change to their premises or property, and therefore could give rise to claims against us or damage our reputation. In addition, we are exposed to various risks and liabilities associated with placing our employees in the workplaces of others, including possible claims of errors and omissions, harassment, theft of client property, criminal activity and other claims.

If we fail to develop and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential shareholders could lose confidence in our financial reports, which could harm our business and the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We are currently required to provide an assessment of our internal controls over financial reporting. In the future, under Section 404 of the Sarbanes-Oxley Act of 2002, we may be required to evaluate and report on these same controls and have our independent registered public accounting firm annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting. We plan to prepare for compliance with Section 404 by strengthening, assessing and testing our system of internal controls to provide the basis for our report. The process of strengthening our internal controls and complying with Section 404 is expensive and time-consuming, and requires significant management attention, especially given that we have not yet undertaken any efforts to comply with the requirements of Section 404. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need will become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If our auditors identify a material weakness in our internal controls, then the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for listing on a national securities exchange, and the inability of registered broker-dealers to make a market in our common stock, which would further reduce our stock price. In conjunction with their audit of our financial statements for the years ended December 31, 2009 and 2008, our independent public accountants identified certain deficiencies in our system of internal controls which they considered to be material weaknesses and significant deficiencies. We are currently evaluating such deficiencies and are in the process of implementing corrective changes to our internal control processes and procedures.

Costs incurred because we are a public company may affect our profitability.

As a public company, we incur significant legal, accounting and other expenses, and we are subject to the SEC’s rules and regulations relating to public disclosure that generally involve a substantial expenditure of financial resources. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC, require changes in corporate governance practices of public companies. We expect that full compliance with these new rules and regulations will significantly increase our legal and financial compliance costs and make some activities more time-consuming and costly. For example, we will be required to create board committees and adopt policies regarding internal controls and disclosure controls and procedures. Such additional reporting and compliance costs may negatively impact our financial results. To the extent our earnings suffer as a result of the financial impact of our SEC reporting or compliance costs, our ability to develop an active trading market for our securities could be harmed.

As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

It may be time-consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act, when applicable to us. Some members of our management team have limited or no experience operating a company with securities traded or listed on an exchange, or subject to SEC rules and requirements, including SEC reporting practices and requirements that are applicable to a publicly traded company. We may need to recruit, hire, train and retain additional financial reporting, internal controls and other personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, when applicable, we may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of the  Innolog Holdings Corporation and its wholly owned subsidiary Innovative Logistics Techniques, Inc. for the fiscal years ended December 31, 2009 and 2008 and the three months ended March 31, 2010 and 2009  should be read in conjunction with the Consolidated Financial Statements, and the notes to those financial statements that are included elsewhere in this Form 8-K. References to “we,” “our,” or “us” in this section refers to Innolog Holdings Corporation. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

We are a service provider designed to make acquisitions of companies in the government services industry. Innovative Logistics Techniques Inc., our first acquisition, is solutions oriented organization providing preeminent supply chain logistics and information technology solutions to clients in the public and private sectors. The services and solutions are provided to a wide variety of clients, including the Department of Defense, Department of Homeland Security and civilian agencies in the federal government, and state and local municipalities, as well as selected commercial organizations .

On August 13, 2010 ,uKarma Corporation, a Nevada corporation (the “Company”), pursuant to an amended and restated merger agreement, agreed to acquired a solutions oriented organization providing supply chain logistics and information technology solutions to clients in the public and private sectors. The services and solutions are provided to a wide variety of clients , including the Department of Defense, Department of Homeland Security and civilian agencies in the federal government, and state and local municipalities, as well as selected commercial organizations.

As a result of the Merger Agreement, the Innolog Owners became our controlling shareholders, and Innolog Holdings Corporation became our wholly owned subsidiary. In connection with Innolog Holdings Corporation becoming our wholly owned subsidiary, we acquired the business and operations of Innolog Holdings Corporation’s wholly owned subsidiary, Innovative Logistics Techniques, Inc., a Virginia corporation(“Innovative”), referred to herein as “Innovative”), became our indirect wholly owned subsidiary. On a fully diluted basis Innolog Owners control 95% of the Company.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 1 to our consolidated financial statements attached hereto as Exhibit 99.1, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this discussion and analysis:

Use of Estimates:

Management uses estimates and assumptions in preparing these financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates.

Contract Revenue Recognition:

Revenue on cost-plus-fee contracts is recognized to the extent of costs incurred plus a proportionate amount of fees earned. Revenue on fixed-price contracts is recognized on the percentage-of-completion method based on costs incurred in relation to total estimated costs. Revenue on time-and-materials contracts is recognized at contractual rates as hours and out of pocket expenses are incurred. Anticipated losses on contracts are recognized in the period they are first determined. In accordance with industry practice, amounts relating to long-term contracts, including retainages, are classified as current assets although an undeterminable portion of these amounts is not expected to be realized within one year. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Allowance for Doubtful Accounts:

The Company provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in collection of all receivables. Estimated losses are based on historical collection experience couple with review of the currect status of existing receivables.

Long-Lived Assets:

The Company reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of any asset may not be recoverable. An impairment loss would be recognized when the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than the carrying amount. If impairment is indicated, the amount of the loss to be recorded is based on an estimate of the difference between the carrying amount and the fair value of the asset. Fair value is based upon discounted estimated cash flows expected to result from the use of the asset and its eventual disposition and other valuation methods.

Goodwill:

In accordance with FASB ASC 350, “Intangibles – Goodwill and Other”, goodwill is tested for impairment at least annually. An impairment loss of $1,000,000 was recognized for the period ended December 31, 2009.

Income Taxes:

Income taxes are accounted for using the asset and liability method under FASB ASC 740, “Accounting for Income Taxes”, whereby deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities, and their respective tax basis, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities due to a change in tax rates is recognized as income in the period that includes the enactment date. Estimates of the realization of deferred tax assets are based on the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies.

Stock Based Compensation:

The Company accounts for stock based compensation in accordance with FASB ASC 505-50, “Equity Based Payments to Non-Employees”. Under the fair value recognition provisions of FASB ASC 505-50, the Company measures stock based compensation cost at the grant date based on the fair value of the award and recognizes expense over the requisite service period.

Fair Value Measurements:

FASB ASC 820, Fair Value Measurements and Disclosures (“FASB ASC 820”), establishes a framework for measuring fair value.   That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under FASB ASC 820 are described as follows:

Level 1: Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the plan has the ability to access.

Level 2: Inputs to the valuation methodology include:

•	quoted prices for similar assets or liabilities in active markets;

•	quoted prices for identical or similar assets or liabilities in inactive markets;

•	inputs other than quoted prices that are observable for the assets or liability;

•	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The following is a description of the valuation methodologies used for assets and liabilities measured at fair value.

The carrying values of accounts receivable, accounts payable, accrued expenses, notes payable to former shareholders, and the line of credit payable approximate fair value due to the short term maturities of these instruments.

Contingent consideration payable is based on the revenues and earnings projections of Innovative discounted by the rate of the seller note.

The preceding methods described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The Company has determined that the contingent consideration liability falls within level three of the hierarchy.

Recent Accounting Pronouncements:

Management does not believe that any recently issued, but not yet effective accounting standards, if adopted, will have a material effect on our financial statements.

Results of Operations

Comparison of Years Ended December 31, 2009 and December 31, 2008 of Innovative Logistics Techniques, Inc.

The following table sets forth the results of our operations for the periods indicated as a percentage of net sales:

	Year Ended			Year Ended
	December 31,	% of		December 31,	% of
	2009	Sales		2008	Sales
Contract Revenue	$7,847,465	100.0%		$6,184,531	100.0%

Direct Costs	4,529,380	57.7%		3,310,302	53.5%

Costs of Operations	5,803,041	73.9%		5,275,569	85.3%

Operating Loss	(2,484,956)	(31	) %	(2,401,340)	(38.8	) %

Other Income	487,558	6.2%		46,570	0.8%

Other Expenses	(11,960)	(0.2	) %	(29,879)	(0.5	) %

Loss Before Income Tax	(2,009,358)	(25.6	) %	(2,384,649)	(38	) %

Income Tax Expense		%			%

Net Loss	$(2,009,358)	(25.6	) %	$(2,384,649)	(38	) %

For the years ended December 31, 2009 and 2008 the amounts above are for Innovative Logistics Techniques, Inc. For purposes of comparison, the full 12 months of 2009 are included even though the acquisition of  Innovative by Innolog did not occur until April 1, 2009.

Contract Revenues. Revenues for the year ended 2009 increased 26.9% over the previous year. The majority of this increase is attributed to short term contracts where the company had sub-contractors supplying most of the work; hereby generating a very small margin to the company. It is anticipated that this revenue will and has been eliminated going forward and is being replaced by more profitable contracts.

Direct Costs. Direct costs increased as a percentage of revenue for the reasons stated above. It is anticipated that these costs will return to more historical levels as these contracts are replaced by more profitable ones.

Costs of Operations. The cost of operations include indirect contract costs, which are allowable for reimbursement under the contracts,  management fees paid to affiliate,  costs not allocable to contracts, and an impairment expense. Overall in 2009 these expenses, when the $1,000,000 goodwill impairment expense is excluded, were reduced by 8.9% from the previous year. The largest decrease came in indirect contract costs which was reduced by almost $1.7 million. The company expects these costs to reduce further in the future.

Operating Income. If  the company eliminates the impairment of goodwill charge of $1,000,000 it has reduced its operating loss by 38.2% in 2009. This is a result of controlling and reducing operating expenses and finishing the low margin contracts relating the large usage of sub contractors.

Other Income. The other income for 2009 increased due to a one time forgiveness of an accounts payable and a unrealized gain on the fair value of the consideration payable to the former shareholders of Innovative .

Other Expenses. Other expenses for 2009 decreased by about 60% from the previous year.

Net Income. Our net loss for the year ended December 31, 2009 was $2,009,358 as compared to $2,384,649 for the year ended December 31, 2008. The decrease in net loss was mainly attributable to cost efficiencies and reductions.

Comparison of Three Month Periods Ended March 31, 2010 and March 31, 2009 of Innovative Logistics Techniques, Inc.

The following table sets forth the results of our operations for the periods indicated:

	Three Months Ended			Three Months Ended
	March 31,			March 31,
	2010 (unaudited)	% of Sales		2009 (unaudited)	% of Sales
Contract Revenue	$1,712,730	100.0%		$1,909,395	100.0%

Direct Costs	764,064	44.6%		1,158,531	60.7%

Cost of Operations	1,014,945	59.3%		1,118,856	58.6%

Operating Loss	(66,279)	(3.9	) %	(367,992)	(19.3	) %

Other income	170	0.0%		281,059	14.7%

Other Expense	(24,000)	(1.4	) %	0	0.0%

Loss Before Income Tax	(90,109)	(5.3	) %	(86,933)	(4.6	) %

Income Tax Expense		%			%

Net Loss	$(90,109)	(5.3	) %	$(86,933)	(4.6	) %

For the three months ended March 31, 2010 and March 31, 2009 the amounts above are for Innovative Logistics Techniques, Inc. This is done for purposes of comparison even though the acquisition of   Innovative by Innolog did not occur until March 31, 2009.

Contract Revenues. Revenues for the 3 months ended March 31, 2010 decreased by 10% over the previous year’s three month period. The majority of this decrease is attributed to short term contracts where the company had sub contractors supplying most of the work; hereby generating a very small margin to the company. It is anticipated that this revenue will be replaced by more profitable contracts.

Direct Costs. Direct costs decreased as a percentage of revenue for the reasons stated above.

Costs of Operations. The cost of operations include indirect contract costs, which are allowable for reimbursement under the contracts, and management fees paid to affiliate and costs not allocable to contracts.  Overall for the 3 months ended March 31, 2010 these expenses were reduced by 9% from the previous year. The largest decrease came in indirect contract costs which was reduced by almost $226,000. The company expects these costs to reduce further in the future.

Operating Income. The company reduced its operating loss by 82% in the 3 months ended March 31, 2010 . This is a result of controlling and reducing operating expenses and finishing the low margin contracts relating the large usage of sub contractors.

Other Income. The other income for the 3 months ended March 31, 2010 decreased due to a one time forgiveness of a accounts payable in 2009.

Other Expenses. Other expenses for the 3 months ended March 31, 2010 are interest expense.

Net Income. Our net loss for the three months ended March 31, 2010 was $90,109 as compared to $86,933 for 2009.

Liquidity and Capital Resources

Cash Flows

Twelve Months ended December 31, 2009 and 2008

Net cash flow used in operating activities was $946,359 in fiscal year 2009, while net cash flow used in operating activities was $1,237,991 in fiscal year 2008. The decrease in the negative net cash flow used in operating activities from 2008 to 2009 was mainly due to the decrease in net loss and a smaller increase in accounts payable.

Net cash flow used in investing activities was $2,975 for fiscal year 2009 and a source of $1,785,787 in fiscal year 2008. Uses of cash flow for investing activities primarily consist of equipment purchases in 2009 and the source of cash flow in 2008 was the payment received from a note receivable.

Net cash flow generated from financing activities was $790,356 in fiscal year 2009 as compared to ($483,608) in fiscal year 2008. The source of net cash flow generated in financing activities was mainly due to funding from the parent, Innolog Holdings Corporation and other related parties.
During 2009, amounts due from affiliates, net of payables, in the amount of $218,811, were reclassified to stockholders’ deficiency.

Three Months ended March 31, 2010

Net cash flow provided by operating activities was $239,095 for the 3 months ended March 31, 2010, while net cash flow provided by operating activities was $20,125 in 2009. The increase in the net cash flow provided by operating activities from 2009 to 2010 was mainly due to the decrease in accounts receivable and increase in accounts payable.

Net cash flow used in financing activities was $15,693 for the 3 months ended March 31, 2010 and $214,466 in 2009. Uses of cash flow for financing activities primarily consisted of debt repayments.

During 2010, amounts due from affiliates, net of payables, in the amount of $202,451, were reclassified to stockholders’ deficiency.

Material Impact of Known Events on Liquidity

There are no known events that are expected to have a material impact on our short-term or long-term liquidity.

Capital Resources

We have financed our operations primarily through cash flows from operations and borrowings. Since the company is currently still operating at a negative cash flow, continued short term borrowings are necessary to cover working capital needs.   We believe we can operate for at least the next foreseeable 12 months based on our cash position and current projected cash flows from operating activities.

We may require additional cash due to changes in business conditions or other future developments, including any investments or acquisitions we may decide to pursue. To the extent it becomes necessary to raise additional cash in the future, we may seek to raise it through the sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or loans, issuance of common stock or a combination of the foregoing.  We currently do not have any binding commitments for, or readily available sources of, additional financing. However, we are in discussions with several sources for financing commitments. We cannot provide any assurances that we will be able to secure the additional cash or working capital we may require to continue our operations.

Because of our historic net losses and low working capital position, our independent auditors, in their report on our financial statements for the year ended December 31, 2009 expressed substantial doubt about our ability to continue as a going concern.

Contractual Obligations and Off-Balance Sheet Arrangements

Loan and Line of Credit

In March 2009, Innolog Holdings Corporation and Innovative Logistics Techniques, Inc. entered into an agreement with seven individuals, some of which are Directors of the Company, for  up to $2,000,000 loan, due on demand. The loan was secured by the assets of both borrowers. In March 2009, Innolog Holdings Corporation entered into a $500,000 line of credit agreement with Eagle Bank due on demand. The line of credit is guaranteed by seven individuals, some of which are Directors of the Company. The line of credit bears interest at the prime rate plus 1%. At August 13, 2010, the interest rate was 5%. At August 13, 2010, both the loan and the line of credit were fully outstanding.

Seller Note Payable and Earn Out Note Payable

In April 2009, when the Company purchased Innovative Logistics Techniques, Inc. part of the purchase price was a Seller Note Payable of $1,285,000 payable over three years. In May 2010, this note was converted into 1,000,000 shares of Convertible Series A Preferred Stock. Also in April 2009, the Company issued a $900,000 earn out note payable to the former owners of Innovative. This earn out is based on certain revenue and net income targets over the next 3 years. The value of this earn out has been reduced to $515,000 as of March 31, 2010.

Loans From Former Shareholder

As of March 31, 2010 loans from one former shareholder totaled $259,631. Since that time an additional $80,000 has been loaned.

Loans From Related Parties and Individuals

Since March 31, 2010, the company has borrowed funds from a related party totaling $375,000, in three separate notes. These loans are secured by certain accounts receivable of Innovative. In addition, another related party loaned the Company $20,000. Also, in June and July the company received loans totaling $245,000 from several individuals.

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

The following table summarizes our contractual obligations as of March 31, 2010, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period
	Total	Less than 1 year	1-3 Years	3-5 Years		5 Years +
Contractual Obligations:
Bank Indebtedness	$497,570	$497,570	$0	$		$
Obligation under Employment Agreement	792,000	148,500	594,000		49,500
Other Indebtedness	$1,759,015	$1,759,015	$0
Operating Leases	1,317,000	541,000	776,000
Totals:	$4,365,585	$2,946,085	$1,370,000		$49,500	$

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholders’ equity or that are not reflected in our financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Quantitative and Qualitative Disclosures about Market Risk

We do not use derivative financial instruments and had no foreign exchange contracts as of August 13, 2010. Our financial instruments consist of cash and cash equivalents, trade accounts receivable, accounts payable, and certain debt obligations. We consider investments in highly liquid instruments purchased with a remaining maturity of 90 days or less at the date of purchase to be cash equivalents.

Interest Rates. Our exposure to market risk for changes in interest rates relates primarily to our short-term investments and short-term debt obligations; thus, fluctuations in interest rates would not have a material impact on the fair value of these securities. A hypothetical 5% increase or decrease in interest rates would not have a material impact on our earnings or loss, or the fair market value or cash flows of these instruments.

PROPERTIES

Offices and Facilities

Our principal executive offices are located at 4000 Legato Road, Suite 830, Fairfax, Virginia. The table below provides a general description of our offices and facilities, including those for our international operations:

Location	Principal Activities	Area (sq. ft.)	Lease Expiration Date
810 Potomac Avenue, SE Washington, DC 20003	Operating Office	3813	August 31, 2011

4000 Legato Road, Suite 830 Fairfax, Virginia 22033	Corporate Office	4106	June 2013

205 Powell Place, Suite 121 Brentwood, Tennessee 37027	Operating Office	350	February 28, 2011

8300 Greensboro Dr, Suite 225 McLean, Virginia 22102	Operating Office	4404	December 31, 2011

3452 Lake Lynda Drive Orlando , Florida 32817	Operating Office	879	April 2011 Pending Renewal

Innovative Logistics Techniques Inc. is party to a non-cancelable operating lease, which expires in December 2011, for its administrative and operating facility, which lease provides for annual rent increases. The minimum future commitments under lease agreements payable as of March 31, 2010 are approximately as follows:
Amount
2010	$541,000
2011	$680,000
2012	$96,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior to Change of Control

The following table sets forth information regarding the beneficial ownership of the Registrant’s common stock as of August 13, 2010, for each of the following persons, immediately prior to the closing of the Acquisition:

•	each person who was a director or executive officer of the Registrant immediately prior to the Closing the Acquisition;

•	all such directors and executive officers as a group; and

•	each person (including any group) who is known by the Registrant as to own beneficially five percent or more of the Registrant’s common stock immediately prior the Closing of the Exchange.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name. The percentage of class beneficially owned set forth below is based on 4,747,319 shares of common stock issued and outstanding as of August 12, 2010, immediately prior to the Closing of the Acquisition and assumes a 1-for-11.120904 reverse stock split which took place on August 12, 2010.

Named executive officers and directors (1):	Number of Shares beneficially owned (2)		Percentage of common stock beneficially owned (2)(3)
Bill Glaser, CEO and Director	2,678,018	(4)	56.4%
Fred Tannous, Director	154,146		3.2
All directors and executive officers as a group (two persons)	2,832,164		59.6%

(1)	Unless otherwise indicated, the address of each beneficial owner listed below is 499 North Canon Drive, Suite 308, Beverly Hills, CA 90210.

(2)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(3)	The percentage of class beneficially owned is based on 4,747,319 shares of common stock outstanding on August 12, 2010.

(4)
4,000,000 of these shares represent the number of shares of common stock that Mr. Glaser has the right to purchase upon exercise of options, and 575,000 of these shares represent the number of shares of common stock issuable upon exercise of warrants held by Mr. Glaser.

Security Ownership After Change of Control

The following table sets forth information regarding the beneficial ownership of the Registrant’s common stock as of August 13, 2010, for each of the following persons, after the Closing of the Acquisition:

•	each person named to be a director and/or executive officer of the Registrant in connection with the Transaction;

•	all such directors and executive officers as a group; and

•	each person (including any group) who is known by the Registrant as to own beneficially five percent or more of the Registrant’s common stock after the Closing of the Exchange.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name. Unless otherwise indicated, the address of each beneficial owner listed below is 4000 Legato Road, Suite 830 Fairfax, VA 22033. The percentage of class beneficially owned set forth below is based on 13,629,774 and 36,964,758 shares of common stock and Series A Preferred Stock, respectively issued and outstanding as of August 13, 2010, immediately following the Closing.

Named executive officers and directors: (1)	Number of Common Shares beneficially owned (2)	Percentage of class beneficially owned	Number of Preferred Shares beneficially owned (2)	Percentage of Series A Preferred Shares beneficially owned
William P. Danielcyzk	7,150,041	12.54%	2,233,391	6.04%
Michael J. Kane	4,904,809	9.51%	1,802,769	4.88%
Verle B. Hammond	1,370,491	2.67%	1,000,000	2.71%
Joe Kelley	3,514,137	6.98%	1,275,850	3.45%
Bruce D. Riddle	1,005,527	2.03%	300,000	0.81%
Stephen D. Moses	3,254,073	6.54%	1,260,000	3.41%
Ian J. Reynolds	3,507,545	6.96%	1,332,500	3.60%
Erich Winkler	894,111	1.77%	300,000	0.81%
Ram Agarwal		%		%
				%
All directors and executive officers as a group (9 persons)	25,600,734	41.09%	9,504,510	25.71%

5% Shareholders: (1)
Melvin D. Booth	5,214,113	10.34%	2,185,000	5.91%
Dr. Harry R. Jacobson, MD	6,199,942	12.20%	2,498,863	6.76%
Galen Capital Corporation (3)	8,000,000	15.54%	4,000,000	11.09%
GOFSIX, LLC (2)	33,620,000	52.30%	16,810,000	45.48%

* Less than 1%.

(1)	Unless otherwise noted, the address for each of the named beneficial owners is: 4000 Legato Road, Suite 830 Fairfax, VA 22033.

(2)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(3)	Mr. Danielczyk is the executive chairman of Galen Capital Corporation.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers Prior to Change of Control

The Registrant’s officers and directors prior to the Closing of the Acquisition and information concerning them are as follows:

Name	Age	Position
Bill Glaser	44	Chairman, CEO and Interim CFO
Fred Tannous	44	Director

Biographical Information

Set forth below is a summary of our executive officers’ and directors’ business experience for the past 5 years.  The experience and background of each of the directors, as summarized below, were significant factors in their previously being nominated as directors of the Company.

Bill Glaser.  Mr. Glaser was our Chairman, Chief Executive Officer and Interim Chief Financial Officer until he recently resigned prior to the Acquisition.  Mr. Glaser began to devote his full time to the Company beginning in July 2005.  From December 2000 to July 2005 Bill served as President of Health Sciences Group, Inc., a manufacturer, marketer, and distributor of pharmaceuticals and nutrition based products.  He was also a director of Health Sciences from December 2000 to May 2007, during which time the company was publicly traded.  He worked closely with the CEO of Health Sciences to provide oversight in all aspects of operations ranging from crafting and executing Health Sciences’ overall growth strategy to structuring debt and equity financings and seeking and evaluating qualified acquisition candidates.  Prior to that, Mr. Glaser was founder and Chief Executive Officer of Zenterprise, Inc., a corporate consulting firm, which provided strategy, finance, and marketing services for both public and private companies.  Prior, Mr. Glaser was a registered principal of a regional stock brokerage firm where he gained diverse experience in finance, management, marketing, sales, and public company relations.  Previously, he was a registered representative at Drexel Burnham Lambert and Smith Barney.  Mr. Glaser holds a Bachelor’s degree in finance and economics from the Ithaca College - School of Business.

Fred Tannous.  Mr. Tannous was our director.  He had been the co-Chairman, Chief Executive Officer, and Treasurer of Health Sciences Group from October 2000 to May 2007. He was also a director of Health Sciences from December 2000 to May 2007 during which time the company was publicly traded.  Previously, Mr. Tannous was employed at DIRECTV, Inc. where he was involved in various capacities including valuing, structuring, and executing strategic investments.  Prior to joining DIRECTV, a wholly owned subsidiary of Hughes Electronics Corporation, Mr. Tannous was with the corporate treasury organization of Hughes where he assisted in conducting valuations and effectuating financing transactions for the company’s satellite and network communication units.  From February 1996 to May 1999, Mr. Tannous served as Treasurer and Chief Financial Officer of Colorado Casino Resorts, Inc., a gaming and lodging concern with operations in Colorado.  In addition to overseeing the company’s finance and accounting operations, he was accountable for all corporate finance and treasury activities.  Previously, as principal of his own consulting firm, Mr. Tannous consulted to several start-up ventures in various industries where he was instrumental in developing business plans, advising on business strategy and capital structure, and arranging venture financings.  Mr. Tannous received an MBA in finance and accounting from the University of Chicago, Graduate School of Business.  He also holds a Masters and Bachelors degree in Electrical Engineering from the University of Southern California.

Furthermore, concurrent with the closing of the acquisition transaction, Bill Glaser resigned as our Chairman, Chief Executive Officer, and Interim Chief Financial Officer. Immediately following the resignations of Messrs. Glaser and Tannous, we appointed 3 new executive officers.

Family Relationships

There are no family relationships among our directors and executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

•
Had any petition under the federal bankruptcy laws or any state insolvency law filed by or against, or had a receiver, fiscal agent, or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	Been convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	Engaging in any type of business practice; or

(iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

•
Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in (i) above, or to be associated with persons engaged in any such activity;

•
Been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated; or

•
Been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated.

•
Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	(i)	Any federal or state securities or commodities law or regulation; or

(ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

	(iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Descriptions of our newly appointed directors and officers can be found below.

Directors and Executive Officers After the Change of Control

The following table sets forth the names and ages of our directors, executive officers, and key employees after the change of control:

Name	Age	Position
William P. Danielczyk	48	Executive Chairman of the Board
Michael J. Kane	57	Corporate Secretary/Treasurer, and Director
Verle B. Hammond	76	Director, President & CEO of Innovative Logistics Techniques, Inc.
Joe Kelley	62	Director and Chairperson of the Compensation Committee
Bruce D. Riddle	54	Director and Chairperson of the Audit Committee
Stephen D. Moses	75	Director
Ian J. Reynolds, M.D.	61	Director
Erich Winkler	55	Director
Ram Agarwal	54	Corporate Controller

 William P. Danielczyk Executive Chairman - Mr. Danielczyk has extensive experience in the healthcare and banking sectors. Currently, he serves as Chairman and founding member of Emerging Companies, LLC , a merchant banking firm serving middle-market companies. From July 2002 through May 2010, Mr. Danielczyk served as Chairman of Galen Capital Corporation (‘GCC’), a diversified middle- market investment banking firm with a focus on the healthcare and defense sectors.  During his tenure, he grew GCC from 1 to 5 offices and acquired and/or completed over $2 billion of transactions.  Mr. Danielczyk’s previous positions include being a member of the Board of Directors of AcuNetx, Inc. a publicly-traded company.  Mr. Danielczyk was also Chairman and CEO of Millenium Health Communications, Inc., (‘MHC’) a B2B healthcare technology company.  Mr. Danielczyk led MHC through a merger with, and became Chairman of, Surgical Safety Products, a publicly traded company.  Mr. Danielczyk also previously served as Chairman of the Board of IJM Holdings Corporation, TEDA Travel, Incorporated and Reli Communications, a telecommunications service provider.  Mr. Danielczyk was the founder and CEO of Ambulatory Healthcare Corporation of America (AHCA), a comprehensive network of integrated and innovative outpatient healthcare services. An advisor on healthcare issues to government and industry leaders, Mr. Danielczyk was a member of the National Health Museum Board of Trustees from 1999 to 2002, has served on numerous other not-for-profit boards and held advisory positions with a host of charitable organization.

Michael J. Kane Secretary, Treasurer & Director – Currently a partner in Emerging Companies, LLC, a merchant banking firm serving middle-market companies, Mr. Kane brings a wealth of corporate finance experience to the Innolog Holdings management team. Mr. Kane was previously Vice Chairman and Chief Financial Officer of Galen Capital Corporation, a diversified middle market investment banking firm with a focus on the healthcare and defense sectors.  Mr. Kane was instrumental in growing GCC from 1 to 5 offices and completing over $2 billion in capital markets transactions.  Mr. Kane previously served as Secretary and Treasurer for IJM Holdings Corporation. Mr. Kane brings twenty-eight (28) years in commercial banking experience, having spent more than twenty (20) years with SunTrust Bank serving in senior management positions such as  Executive Vice President and Senior Credit Officer. While at SunTrust Mr. Kane served as the head of the bank’s national healthcare lending area. This area focused on the for profit healthcare services segment. Mr. Kane formerly served as Chairman of the Finance Board of the Diocese of Nashville and was formerly the Chairman of the State of Tennessee Bank Collateral Pool Board. He has a B.S. in Finance from Indiana University, a MBA from the University of Notre Dame and is a graduate of the Stonier Graduate School of Banking.

Verle B. Hammond, Director, President & CEO of Innovative Logistics Techniques, Inc.  - Mr. Hammond is President and CEO of Innovative Logistics Techniques, Inc. (INNOLOG). Since founding INNOLOG in 1989, he has grown the company to its current status as one of the nation's leading providers of supply chain logistics solutions.  At one time since its inception, INNOLOG grew from a staff of 8 with a $250,000 contract to over 300 employees and annual revenues of around $65 million.  Deloitte and Touché recognized INNOLOG as part of its 1998 Virginia Fast 50 ranking of the fastest growing technology companies in the state.  Black Enterprise Magazine has recognized INNOLOG since 1996 in its annual "Top 100" listing of America's largest and most successful black-owned companies.  As the Founder and CEO of INNOLOG, he has been at the forefront of out-of-the-box logistics thinking in areas such as asset visibility and supply chain technology.  With 44 years of experience in logistics, Mr. Hammond continues to guide the direction of INNOLOG. INNOLOG has been a mentor company for several years in the U.S. Defense Department’s Mentor Protégé program. INNOLOG has been a protege company for several years in the Small Business Associations' Mentor Protege Program. He recently received the Parren J. Mitchell Foundation’s Lifetime Achievement Award for his achievements as a minority business owner. Mr. Hammond is the Treasurer of the Board of Trustees for the University of the District of Columbia. During his 28 years in the U.S. Army, Mr. Hammond earned the rank of Colonel and held key command and management assignments in all aspects of logistics and weapons systems acquisitions, with overseas assignments in Iran, Korea and Vietnam.  He served five years at the U.S. Army Materiel Command in ADP Systems Development, Systems Integration, ADP Networking, Weapon Systems Management, and Integrated Logistics Support.  While serving in Vietnam he was awarded 4 Bronze Stars, 3 Air Medals, and the South Vietnamese Honor Medal as a Combat Logistician. After retiring from the US Army in 1984 as, Mr. Hammond joined Innovative Technology, Inc. (ITI) as the company’s Army Program Manager.  In less than a year he was promoted to Senior Vice President and Director of Operations with responsibility for all technical and administrative operations.  During his five years at ITI, revenue from Army sources increased an average of 338% per year.  In December 2002, Mr. Hammond co-founded The Verle and Eleanor Hammond Foundation as a non-profit public charity.  The current geographic focus is Loudoun County, Virginia and St. Johns County, Florida. The foundation focuses on working with families, schools, and communities to enable and inspire youth who are not given the opportunity to realize their full potential, through programs that increase their visibility and self awareness.

Stephen D. Moses Director Mr. Moses, brings over thirty (30) years of finance, mergers & acquisitions, as well as business and real estate development experience to the firm. Throughout his career he has served his government, his community and leading corporations in significant and successful projects. Mr. Moses was Vice Chairman of MP Biomedicals, Inc., a company dedicated to promoting research in the life science and biotech industries, and has been Chairman of the Board of Stephen Moses Interests since 1981. He was founder and chairman of National Investment Development Corp. and of Brentwood Bank. Mr. Moses has been involved in the privatization and capitalization of businesses in the emerging economies of the former Soviet Bloc, as a member of the Board of ICN Pharmaceuticals (NYSE) and Chairman of its Audit Committee. He was a member of the Board of The Central Asian-American Enterprise Fund, appointed by the President of the United States and was Chair of its Investment Committee. Mr. Moses has been active in the field of government housing programs and real estate syndication and development for nearly twenty (20) years. He has held senior level positions at Boise Cascade Corporation, City Construction Corporation (an amalgamation of the resources of Kidder, Peabody & Co., Inc. and Prudential Insurance Company of America) and Transcontinental Realty Corporation. Mr. Moses serves or served on various boards of not-for- profit and for-profit organizations, has been active on several Presidential Commissions and served on a range of national political campaigns. He received a BS in Economics from Franklin & Marshall College and is a Cum Laude graduate of Harvard Law School.

Joe Kelley, CLU, ChFC Director and Chairman of Compensation Committee As a Special Advisor, Mr. Kelley, retired President, Chairman and CEO of American General Life and Accident Insurance Company, brings over thirty years of executive management and corporate strategy expertise to the role. Mr. Kelley joined American General in 1994 as senior vice president and chief marketing officer and rapidly assumed increasingly senior roles within the company, culminating with the position of Chairman and Chief Executive Officer of the company in 1999. He retired in September 2001. Prior to joining American General, Mr. Kelley served for twenty-four (24) years at Prudential, rising through the ranks to Chief Marketing Officer and Senior Vice President. Mr. Kelley is a member of the Board of Trustees of The American College, and serves on numerous business and civic organizations including: regional chapters of the United Way, the Boy Scouts of America and the YMCA. He is a member of the Board of Directors of the Tennessee Sports Hall of Fame and the recipient of the Paul W. Bryant Alumni-Athlete Award. Mr. Kelley is also a former member of the Nashville Chamber of Commerce Board of Governors.  He received a BS in Commerce and Business Administration from the University of Alabama and is a graduate of the Wharton School of Business Advanced Management Program. He is a Chartered Life Underwriter (CLU) and a Chartered Financial Consultant (ChFC).

Bruce D. Riddle, CPA, CFP Director and Chairman of Audit Committee Mr. Riddle is Managing Member and Founder of BDR Associates, LLC, a firm specializing in tax, financial, investment and business planning. Business owners and executives rely on Mr. Riddle’s expertise for a variety of business and financial issues including tax return preparation, the financial viability and appropriate structure for business ventures, income tax planning, compensation planning, retirement planning, estate and gift tax planning, business succession planning, wealth transfer planning and overall investment review regarding asset allocation and investment performance issues. On the business side, Mr. Riddle works with clients on assembling their management team, negotiating contracts, and assists them in identifying sources of capital and obtaining loans. Mr. Riddle also helps evaluate the financial viability and financial structure of projects. Mr. Riddle is a graduate of the University of North Carolina at Chapel Hill and began his career with Ernst & Whitney (now Ernst & Young) in the audit practice and was promoted to Manager in his third year. He spent time in Ernst's National Tax Department. In the mid-1980's, Mr. Riddle was the CFO of a private investment counseling firm and a real estate development firm. In the later 1980's, Mr. Riddle was a Senior Manager with KPMG. Prior to forming BDR Associates, Mr. Riddle served as a Partner in Charge of Tax at one of the larger and more established Washington D.C. based CPA firms.

Ian J. Reynolds, M.D. Director Dr. Reynolds is a recognized and accomplished leader in the specialty of Orthopedics.  Dr. Reynolds attended Indiana School of Medicine. He performed his residency at the Ochsner Foundation Hospital in New Orleans, LA between 1976 and 1980 in Orthopedics. He is a staff physician at Danforth Memorial Hospital in Texas City, TX. In addition, he served as its Chief of Staff from 1986-1987. Dr. Reynolds is on staff at several other Houston area hospitals and is certified by the American Board of Orthopedic Surgeons and is a Fellow of the American Academy of Orthopedic Surgeons. Dr. Reynolds is a founder of the first freestanding outpatient surgical center in Texas. Dr. Reynolds donates his time and service for local junior and high school soccer teams.

Erich Winkler Director, Mr. Winkler brings over 25 years of experience in leading and successfully executing business and information technology transformation programs to the firm. He is founder and senior partner of BizTek-Global, an advisory and consulting firm specializing in aligning business and information technology strategies, managing acquisition, integration, outsourcing and divestiture programs, and in planning and deploying integrated enterprise resource planning solutions. Prior to starting his own company in 2008, Mr. Winkler held various senior information technology management positions with the Altria Group of companies, a Fortune 20 global consumer goods industry leader. He led the information technology functions at several of the companies' business divisions in North America, Europe, and in Asia/Pacific. Throughout his career, Mr. Winkler significantly contributed to improving business performance through the effective deployment of information technology solutions in the areas of sales, marketing, supply chain, research and development, finance and human resources systems.  Since 2004, Mr. Winkler also serves on the Board of the Society for Information Management (SIM) New York, a non-for-profit professional organization for senior information technology executives committed to leadership development and innovation. He is also an advisory board member of privately held software companies. Mr. Winkler holds a degree in Business Administration from the Zurich School of Business Administration.

Ram Agarwal, Corporate Controller, Mr. Agarwal has over fifteen years of experience in managing Federal Government contract accounting systems for business units with revenue of over $200 million.   He has held various senior level finance positions including Controller, Senior Management Consultant and Comptroller for companies such as Goodman & Company-Government Consulting Group, L-3 Communication Government Services, Inc., Systems Engineering and Security, Inc., Sonex Enterprise, Inc. and PAI Inc.  Mr. Agarwal is knowledgeable in preparing quarterly and annual financial statements, budget estimates, status reports and resolved contractual issues.  He is proficient in Federal Financial Systems, accounting policies and procedures, Generally Accepted Accounting Standards (GAAS), FAR, DCAA and Federal Travel Regulations (FTR).  Mr. Agarwal is a Certified Public Accountant in the Commonwealth of Virginia and a member of the American Institute of Certified Public Accountants, The Virginia Society of CPAs and the Association of Government Accountants (AGA).  He received his Bachelor of Science degree in Mathematics from St. Johns College in Agra, India.

Current Management of Innovative Logistics Techniques, Inc.

The following table sets forth the names and ages of our executive officers, and key employees as of the date of this Form 8-K:

Name	Age	Position
Verle B. Hammond	76	President and Chief Executive Officer
Thomas W. Burden	62	Executive Vice President of Operations
Pamela R. Holmes	51	Senior Vice President of Contracts
William A. Joseph	67	Senior Vice President of Sales

Verle B. Hammond, President and Chief Executive Officer.    Mr. Hammond’s biography is described above.

Thomas W. Burden, Executive Vice President of Operations  A thoroughly seasoned Defense & Healthcare industry executive, Mr. Burden brings over 35 years of experience in the development, management, and operation of complex health care delivery and defense deployment systems, including 23 years in Navy Medicine, eight years with PHP Healthcare Corporation, and ten years with CRAssociates, Inc.  A former Navy Medical Service Corps Officer, his military health care experience includes medical center, hospital, and clinic management, operational medicine, program management, healthcare recruiting, quality assurance, resource management, strategic planning, and managed health care. Immediately prior to his military retirement, Mr. Burden served on the staff of the Navy Surgeon General, where he directed the Navy’s health care contracting operations. Since that time, Mr. Burden has developed extensive knowledge and capabilities in health services privatization and outsourcing for both publicly- and privately-owned companies and for federal, state, and local government agencies.  In his role as Senior Vice President and Managing Director, Managed Care at PHP Healthcare (NYSE), he managed numerous health services delivery contracts, providing comprehensive and continuing care under a wide variety of contracting models. As such, he was directly responsible for business development, client relations, program implementation and start-up, healthcare recruiting, quality management, contract administration, and ongoing program operations.  His service lines included total managed care programs under capitation, occupational medicine, primary care facility management, and behavioral health services.  As Executive Vice President at CRAssociates, Mr. Burden contributed directly to this company’s rapid growth by leading business development, program implementation, and operations of government and private sector outsourced health care services for this privately owned health services firm with annual revenues in excess of $100 million, enabling the company to double in revenue for each of its first five years and be named by Inc Magazine in its 2004 Inc 500 list as one of the fastest growing privately held companies (#54). With P&L responsibility for services operating nationwide with over 750 FTEs, he was also responsible for operation of multiple primary care centers, nationwide occupational healthcare for an auto manufacturer, and a national managed care support program.  Mr. Burden holds a Master of Health Administration degree from Baylor University and a Bachelor of Arts degree, summa cum laude, in Health Care Management and Business Administration/Economics from the University of LaVerne. He is a Fellow of the American College of Healthcare Executives and has served as a preceptor for graduate students fulfilling their administrative residency under the Army-Baylor University Graduate Program in Health Care Administration. He also has held a faculty appointment at Wayland Baptist University as an instructor in Healthcare Administration and Management.

Pamela R. Holmes, Senior Vice President of Contracts.  Pamela Holmes is the Senior Vice President of Contracts at Innovative Logistics Techniques, Inc. . She has been with INNOLOG since 1990 and is responsible for the company's marketing, strategic business development, contracts and proposal development activities. She oversees the creation of all corporate marketing materials and actively participates in the planning and execution of INNOLOG's corporate growth objectives. Before joining INNOLOG, she was employed with Innovative Technology Incorporated. At this product-oriented firm, she planned and managed channel sales organization and customer service teams and was responsible for marketing materials, promotional development, and GSA Schedule development.

William A. Joseph, Senior Vice President of Sales.  Mr. Joseph has overall corporate responsibility for the INNOLOG sales function as well as serving as President/CEO, JONA, Inc.  Mr. Joseph has more than 40 years of experience in the management of complex healthcare operations; both professional military and within the private sector.  As a retired Navy Medical Service Corps Officer Mr. Joseph has a full appreciation of the Military Health Care System (MHCS) and the complexities associated with providing high quality health care services.

Mr. Joseph entered the private sector after 28 years of Navy service as a Hospital Corpsman and Medical Service Corps Officer.  He held progressively more responsible health care administration and operations positions culminating with a tour of duty as Commanding Officer, Naval Medical Clinics Command, Washington, DC, a network of ambulatory care clinics providing more than 200,000 outpatient visits per year.

Prior to forming JONA, Inc. and forming a partnership with INNOLOG, he served as the Executive Vice President/Director of Veterans Services for a large privately held health care contractor.  In this role he established the organization’s program for Community Based Outpatient Clinics (CBOC’s) and grew the program to more than 25 CBOC’s providing care for more than 45,000 veterans in 12 states.  Mr. Joseph also held the position of Deputy Chief Operating Officer, Managed Care Division for a large publically traded Healthcare Corporation.  In that position, he was responsible for operation of a large integrated health system, comprised of 27 primary care facilities and multiple provider networks, as well as four freestanding, independent Family Health Centers and two Occupational Health Clinics located in major industrial complexes.  Earlier he served the same corporation as Vice President, Long Term Care Division where he held direct responsibility for establishment and operation of seven Veterans Administration nursing homes and one specialty geriatric care facility.  In addition, Mr. Joseph served as Chief Operating Officer for a 14-physician radiology practice where he developed and implemented the Quality Assurance and Utilization Management Review Program.

Mr. Joseph received his Bachelor of Science from Southern Illinois University, Carbondale, IL in 1975 and his Master of Science in Health Care Administration from The George Washington University, Washington, DC in 1985. Mr. Joseph currently serves as the Prince William County representative to the Health Systems Agency of Northern Virginia established under Virginia law to plan for the balanced and orderly development of health care facilities and services in Northern Virginia.

Family Relationships

Senior Vice President of Contracts, Pam Holmes is the daughter of CEO, Verle Hammond. Additionally, Anthony Hammond, the son of Verle Hammond is an employee of Innovative Logistics Techniques in a non-executive position.  There are no family relationships among officers and directors at Innolog Holdings Corporation.

Other than as described above, there are no family relationships among our directors and executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

•
Had any petition under the federal bankruptcy laws or any state insolvency law filed by or against, or had a receiver, fiscal agent, or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	Been convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	Engaging in any type of business practice; or

(iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

•
Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in (i) above, or to be associated with persons engaged in any such activity;

•
Been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated; or

•
Been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated.

•
Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	(i)	Any federal or state securities or commodities law or regulation; or

(ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

	(iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

In 2007, William P. Danielczyk, the Chairman of Galen Capital Corporation, was named a subject of a government investigation concerning alleged company campaign contributions to a candidate for federal elections. When questions arose, Galen Capital Corporation and Mr. Danielczyk engaged outside counsel to conduct its own investigation and voluntarily reported the key facts to government agencies in a written submission.  Mr. Danielczyk and counsel have expressed to us that they remain confident that this matter will conclude without formal charges being filed.

Board of Directors

Our board of directors is currently composed of eight members. All members of our board of directors serve in this capacity until their terms expire or until their successors are duly elected and qualified. Our bylaws provide that the authorized number of directors will be not less than one.

Board Committees; Director Independence

Promptly following the date of this Form 8-K, our board of directors intends to establish an audit committee, compensation committee and executive committee.  The members of the Audit Committee shall be Bruce Riddle and Ian Reynolds and Steve Moses; the members of the Compensation Committee shall be Joe Kelley and Ian Reynolds and Erich Winkler; and the executive committee shall be William Danielczyk, Michael Kane, and Joe Kelley.

Three of the members of our board of directors are independent in accordance with the definitions and criteria applicable under NASDAQ rules. They are Erich Winkler, Ian Reynolds, and Bruce Riddle. Our board of directors has determined, based on information furnished by such directors and other available information, that they meet the requirements of an “audit committee financial expert” as such term is defined in the rules promulgated under the Securities Act of 1933 and the Exchange Act of 1934, as amended.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

Director Compensation

Currently, we pay $1,000 per meeting as compensation to members of our board of directors for their service on the board and we reimburse them for expenses incurred in attending board meetings.

Executive Compensation

The following summary compensation table reflects all compensation for fiscal years 2007, 2008, and 2009 received by our predecessor’s principal executive officer, principal financial officer, and three most highly compensated executive officers whose salary exceeded $100,000.

Summary Compensation Table - Predecessor

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non- Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Comp- ensation ($)		Total ($)

Bill Glaser,	2009	$144,231	(2)	—	—	$190,108	—	—	$9,000	(3)	$343,339
CEO and Interim CFO	2008	$211,538		—	—	$190,110	—	—	$9,000	(3)	$410,648
	2007	$250,000		—	—	$178,171	—	—	$9,000	(3)	$437,171

(1)	The assumptions made in the valuation of these options can be found in Note 2 to our financial statements for the period ended December 31, 2009.

(2)	This amount was paid in the form of 7,211,535 shares of our common stock.

(3)	This compensation consists of a car allowance of $750 per month pursuant to Mr. Glaser’s employment agreement.

The following summary compensation table reflects all compensation for fiscal year 2009 (company was formed in March 2009) received by Innolog Holdings Corporation principal executive officer, principal financial officer, and three most highly compensated executive officers whose salary exceeded $100,000.

Summary Compensation Table – Innolog Holdings Corporation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ( $)	Option Awards ($)	Non-Equity Incentive Plan Comp-ensation ($)	Non-qualified Deferred Comp-ensation Earnings ($)	All Other Compensation ( $)	Total ($)
William P. Danielczyk,	2009	$0		—	—	—	—		$0
Executive Chairman				—	—	—	—
Michael J. Kane,	2009	0		—	—	—	—		0
Secretary/Treasurer				—	—	—	—
Verle Hammond, President &	2009	$196,200
CEO of Innovative Logistics Techniques, Inc.	2008	$197,000
Ram Agarwal Corporate ControllerSecretary/Treasurer(1)		0		—	—	—	—		0

(1)
Mr. Hammond’s salary in 2008 & 2009 was paid by Innovative Logistics Techniques, Inc. (the operating company).  The company anticipates annualized salary compensation of $ 240,000 to Mr. Danielczyk, $198,000 to Mr. Hammond, and $90,000 to Mr. Kane and $135,000 to Mr. Agarwal in 2010.

(2)	Mr. Agarwal did not receive more than $100,000 in the Company’s fiscal year; however his annualized salary exceeds $100,000.

Outstanding Equity Awards

There are no unexercised options, stock that has not vested, or equity incentive plan awards for any of our named executive officers outstanding as of the end of our last completed fiscal year. As of December 31, 2009 there are warrants issued in connection with the loan and line of credit (referenced above) guaranteed by seven individuals, including some of which are directors . Additionally, there are warrants associated with the acquisition agreement that are for the Directors and Executive Officers of the Corporation.

Director Compensation Table

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William P. Danielcyzk	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Michael J. Kane	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Verle B. Hammond	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Joe Kelley	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Bruce D. Riddle	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Stephen D. Moses	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Ian J. Reynolds	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Erich Winkler	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Ram Agarwal	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There were no option awards issued to any directors and outstanding as of December 31, 2009.

Retirement Plans

Except as described below, we currently have no plans that provide for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

Innovative Logistics Techniques, Inc. maintains a 401(k) plan that is tax-qualified for its employees, including its executive officers. The plan does not offer employer matching with the 401(k) plan. The 401(k) plan does, however, offer a discretionary employer contribution at year end.

Potential Payments upon Termination or Change-in-Control

Except as described below under “Employment Agreements,” we currently have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to a named executive officer at, following, or in connection with any termination, including without limitation resignation, severance, retirement or a constructive termination of a named executive officer, or a change in control of the registrant or a change in the named executive officer’s responsibilities, with respect to each named executive officer.

Employment Agreements

The following are summaries of Innovative Logistics techniques, Inc. employment agreements with the Company’s incoming executive officers and other employees. The employment agreement with Bill Glaser has been terminated.

On April 1, 2009 Innovative Logistics Techniques, Inc. entered into a 4 year agreement with Verle Hammond. During that time he willl serve as President & CEO of Innovative. He has the option of retiring as President & CEO after 2 years and then becoming the Chairman of Innovative.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

GOFSIX,LLC, one of the Corporation’s largest shareholders and controlled by Messrs. Danielczyk, Kane, Kelley, Moses, Reynolds, and Jacobson, has entered into a letter of intent with Harry Jacobson to assume obligations of the individual members of the LLC. As collateral for thoses obligations, the LLC will pledge its preferred shares and common stock warrants.

On May 26, 2010, Emerging Companies, LLC entered into an engagement with Innolog Holdings to become an Advisor to the Company relating to certain financial transactions including potential Mergers & Acquisitions, interfacing with the public markets and other core business advisory services.  William Danielczyk and Michael Kane are members of the Emerging Companies, LLC.  See exhibit 10.14 for a copy of the Engagement Letter. As part of the Engagement, Mr. Danielczyk and Mr. Kane will serve as members of the Board and as officers of the Corporation.

Director Independence

For a description of director independence, see “Board Committees; Director Independence” under the section entitled “Directors and Executive Officers” above.

LEGAL PROCEEDINGS

Other than the proceeding described below, we are not currently involved in any material legal proceedings, nor have we been involved in any such proceedings that have had or may have a significant effect on us. We are not aware of any other material legal proceedings pending or threatened against us.

Lau Massachusettes Business Trust et. al. vs Innovative Logistics Techniques, Inc.  The complaint was filed in June 2010.  No answer is due as of the date hereof.  Management believes that there are various defenses to the allegation and that the lawsuit could be readily resolved.  Litigation counsel has not yet analyzed the lawsuit.  The maximum exposure should be the amount sought - $286,189, plus costs, fees, punitive damages, and post-judgment interest.

 Kettler, Inc. et. al vs. Innovative Logistics Techniques, Inc.  This matter relates to a Sublease for the Company’s prior headquarters at Pinnacle Drive, Mclean, Virginia.  The plaintiff received a judgment for approximately $140,000.  The Company paid approximately $110,000, plus the plaintiff has retained a security deposit of $80,000.  The plaintiff filed a further complaint in March 2010 seeking approximately $1 million in damages, costs, attorney’s fees and interest.  Litigation counsel for the Company has filed an Answer and has asserted various defenses on behalf of the Company.  Management believes that the maximum exposure in a settlement under the lawsuit should be less than half of the amount sought.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market Information

On  August 12, 2010, our shares of common stock commenced trading on the Over-The-Counter Bulletin Board (the “OTCBB”) under the symbol “UKMA.” It is anticipated that in connection with our name change an application will be made to change our symbol.

Holders

As of August 13, 2010, we had approximately 300 shareholders of record of our common stock based upon the shareholder list provided by our transfer agent. Our transfer agent is Computershare Trust Company, Inc located at 250 Royall Street, Canton, MA  02021, and their telephone number is (781) 575-2000.

Dividends

We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. The preferred stock of Innolog Holdings is not subject to this provision.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our certificate of incorporation and our bylaws, all as in effect upon the closing of the exchange transaction. This description is only a summary. You should also refer to our certificate of incorporation and bylaws that have been incorporated by reference or filed with the SEC as exhibits to this Form 8-K.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and  50,000,000 shares of Preferred Stock, par value $0.001 per share, (“Preferred”).  When the Articles of Incorporation are amended, our authorized shares of stock will consist of 200,000,000 common shares and 50,000,000 shares of Preferred.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders, including the election of directors. Generally, all matters to be voted on by shareholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding, and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our shareholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. Our certificate of incorporation does not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution, or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders after distribution of assets to the holders of Series A Preferred.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities, or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights and no conversion rights, and there are no redemption provisions applicable to our common stock.

Series A Convertible Preferred Stock

The following is a summary of the preferences and rights contained in the Certificate of Designation of Preferences, Rights and Limitations (the “Series A Certificate”) of the Series A Convertible Preferred Stock (“Series A Preferred”).

Voting Rights

Except as otherwise provided in the Series A Certificate or by law, each holder of shares of Series A Preferred shall have the same voting rights as common.

Conversion Rights

Conversion

Each share of Series A Preferred is convertible at any time and from time to time after the issue date at the holder’s option into one share of the our common stock.   Series A Preferred is automatically converted into Common Stock upon : (i) the sale by the Company of all or substantially all of its assets; (ii) the consummation of a merger or a consolidation in which the Company is not the survivor; (iii) the sale or exchange of all or substantially all of the outstanding shares of the Company’s common stock (including by way of merger, consolidation, or other similar action) except in the case of (ii) or (iii), a transaction in which the current Company shareholders hold more than 50% of the outstanding voting securities in the successor company; or (iv) with and only with the written consent of the Board of Directors’ of the Company, any underwritten public offering by the Company of at least $10,000,000 in gross proceeds.

Liquidation Preference

Each share of Series A Preferred Stock issued will have a preference of $2.00 per share over our  Common Stock (“Common”) as to distributions in the event of a full or partial liquidation or sale of the Corporation or any of its subsidiaries.

Dividends

Holders of Series A Preferred Stock will be entitled to accrue a portion of  10% of Company’s net income for such fiscal year as a  dividend proportionally to the number of Series A Preferred Stock shares they hold.

Other

Each share of Series A Preferred Stock will, in all other respects have the same rights and privileges as each share of  Common Stock.

Loan/Guarantee and Warrants

At the purchase of Innovative Logistics Techniques, Inc. the Company entered into a loan agreement with seven individuals, some of which are directors of Innolog,  to lend up to $2,000,000 to the Company and to guarantee a $500,000 line of credit to the Company from a Bank. In order to obtain this, the Company issued Loan/Guarantee Warrants for 4,000,000 common shares with a strike price of $.01 per share and an expiration of 3/31/14.

As part of the Merger Agreement, the company assumed certain existing warrants of Innolog. The Warrants assumed total 40,351,857 with a strike price of $.50 per share and a expiration date of  6/1/15 to 7/21/15. Total warrants outstanding of Innolog are 44,351,857.

Additionally, the Company has existing uKarma warrants totaling 40,465.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 145 of the Nevada General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

The registrant’s articles of incorporation include a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors.

In addition, the registrant’s bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws). The registrant maintains director and officer liability insurance.

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Charter Provisions and Other Arrangements of the Registrant

Our predecessor has adopted the following indemnification provisions in its certificate of incorporation for its officers and directors:

The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Nevada Law (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.  The Corporation to the fullest extent permitted by the Nevada Law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person.  The Corporation may create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such sums as may become necessary or desirable to effect the indemnification as provided herein.  To the fullest extent permitted by the Nevada Law, the indemnification provided herein shall include expenses as incurred (including attorneys’ fees), judgments, finds and amounts paid in settlement and any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified.  Notwithstanding the foregoing or any other provision of this Article, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested Directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs) by independent legal counsel to the Corporation, that, based upon the facts known to the Board or such counsel at the time such determination is made, (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to the Corporation or its shareholders, and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the provisions of this Article.  The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Nevada Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, the Corporation’s Bylaws, vote of shareholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.  The Corporation may, but only to the extent that the Board of Directors may (but shall not be obligated to) authorize from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article as it applies to the indemnification and advancement of expenses of directors and officers of the Corporation.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws). We maintain directors’ and officers’ liability insurance.

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

The Company also is in the process of applying for  a $2,000,000 directors and officers liability insurance policy.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

There were no changes in or disagreements with our accountants on accounting and financial disclosures during our last two fiscal years..

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Loan and Line of Credit

In March 2009, Innolog Holdings Corporation and Innovative Logistics Techniques, Inc. entered into an agreement with seven individuals, some of which are Directors of the Company, for a up to $2,000,000 loan from such individuals, payable on demand. The loan was secured by the assets of both borrowers. In March 2009, Innolog Holdings Corporation entered into a $500,000 line of credit with Eagle Bank due on demand. The line of credit is guaranteed by seven individuals, some of which are Directors of the Company. The line of credit bears interest at the prime rate plus 1%. At August 13, 2010, the interest rate was 5%.  At August 13, 2010, both the loan and the line of credit were fully outstanding.  It is anticipated that the line of credit will be renewed.

Seller Note Payable and Earn Out Note Payable

In April 2009, when the Company purchased Innovative Logistics Techniques, Inc. part of the purchase price was a Seller Note Payable of $1,285,000 payable over three years. In May 2010, this note was converted into 1,000,000 shares of Convertible Series A Preferred Stock. Also in April 2009, the Company issued a $900,000 earn out note payable to the former owners of Innovative. This earn out is based on certain revenue and net income targets over the next 3 years. The value of this earn out has been reduced to $515,000 as of March 31, 2010.

Loans From Former Shareholder

As of March 31, 2010 loans from former shareholder totaled $259,631. Since that time an additional $80,000 has been loaned.

Loans From Related Parties and Individuals

Since March 31, 2010, the company has received funds from a related party totaling $375,000, in three separate notes. These loans are secured by certain accounts receivable of Innovative. In addition, another related party loaned the Company $20,000. Also in June and July the company received loans from individuals totaling $245,000.
Item 3.02	Unregistered Sales of Equity Securities

On August 13, 2010, and also as more fully described in Items 1.01 and 2.01 above, in connection with the Merger Agreement, we issued  8,882,455 shares of our common stock and 36,964,758 shares of our Series A Preferred Stock to the Innolog shareholders in exchange for 100% of the capital stock of Innolog Holdings Corporation.   We also issued 44,351,857 warrants to purchase common stock in exchange for 44,351,857 warrants to purchase Innolog common stock.  Reference is made to the disclosures set forth in Items 1.01 and 2.01 of this Form 8-K, which disclosures are incorporated herein by reference. The issuance of the common stock to the Innolog shareholders pursuant to the Merger Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D thereof. We made this determination based on the representations of the Innolog shareholders which included, in pertinent part, that most shareholders were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.  Of the nine shareholders indicating they were not “accredited investors”, they represented that they were sophisticated investors or were represented by purchaser representatives that were sophisticated investors.  All persons were provided disclosure statements in compliance with Rule 506 and Regulation D.  All Innolog shareholders represented that they were acquiring our securities for investment purposes for their own respective accounts and not as nominees or agents and not with a view to the resale or distribution thereof, and that each owner understood that the securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.
Item 5.01	Changes in Control of Registrant.

On August 13, 2010, uKarma Corporation, a Nevada corporation (the “Company”), pursuant to  a merger agreement described under Item 1.01, acquired a solutions oriented organization providing preeminent supply chain logistics and information technology solutions to clients in the public and private sectors. The services and solutions are provided to a wide variety of clients , including the Department of Defense, Department of Homeland Security and civilian agencies in the federal government, and state and local municipalities, as well as selected commercial organizations, by executing a Merger Agreement (“Merger Agreement”) by and among the Company, Innolog Merger Sub Corporation, and Innolog Holdings Corporation Hereinafter, this acquisition transaction is described as the “Merger Agreement.”

As a result of the Merger Agreement, the Innolog Owners became our controlling shareholders, and Innolog Holdings Corporation became our wholly owned subsidiary. In connection with Innolog Holdings Corporation becoming our wholly owned subsidiary, we acquired the business and operations of Innolog Holdings Corporation’s wholly owned subsidiary, Innovative Logistics Techniques, Inc., a Virginia corporation(“Innovative”) , referred to herein as the “Innovative”), became our indirect wholly owned subsidiary.

In connection with this change in control, and as explained in Item 5.02 below, effective August 13,  2010, Bill Glaser resigned as our Chairman and Chief Executive Officer,   and Interim Chief Financial Officer. Further, effective, August 13, 2010, we appointed the following new executive officers:

Name	Age	Positions held:
William P. Danielczyk	48	Executive Chairman of the Board
Michael J. Kane	57	Corporate Secretary/Treasurer, and Director

In addition, and as explained in Item 5.02 below, Bill Glaser and Fred Tannous agreed to resign as members of our board of directors, and the following new directors were appointed to our board of directors:

Name	Age	Positions Held:
William P. Danielczyk	48	Executive Chairman of the Board
Michael J. Kane	57	Corporate Secretary/Treasurer, and Director
Verle B. Hammond	76	President & CEO of Innovative Logistics Techniques, Inc. and Director
Joe Kelley	62	Director and Chairperson of the Compensation Committee
Bruce D. Riddle	54	Director and Chairperson of the Audit Committee
Steven D. Moses	75	Director
Ian J. Reynolds, M.D.	61	Director
Erich Winkler	55	Director

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As more fully described in Items 1.01, 2.01 and 5.01 above, on August 13, 2010, in a merger agreement transaction, the company acquired Innolog Holdings Corporation, a solutions oriented organization providing preeminent supply chain logistics and information technology solutions to clients in the public and private sectors, by executing the Merger Agreement by and among the Company, uKarma Corporation , and the uKarma Owners. The closing of this transaction occurred on August 13, 2010. Reference is made to the disclosures set forth under Items 1.01, 2.01 and 5.01 of this Form 8-K, which disclosures are incorporated herein by reference.

(a)	Resignation of Directors

In connection with the exchange transaction, on August 13, 2010, Bill Glaser, and Fred Tannous (the “Resigning Directors”) resigned as members of our board of directors. There were no disagreements between the Resigning Directors and any of our officers.

(b)	Resignation of Officers

Effective August 13, 2010, Bill Glaser resigned as our Chairman and Chief Executive Officer; and Fred Tannous resigned as our Director.

(c)	Appointment of Officers

Effective August 13, 2010, the following persons were appointed as our newly appointed executive officers (individually, a “New Officer” and collectively, the “New Officers”):

Name	Age	Positions held:
William P. Danielczyk	48	Executive Chairman of the Board, and Director
Michael J. Kane	57	Corporate Secretary/Treasurer, and Director

There are no family relationships among any of our officers or directors. The New Officers currently do not  have employment agreements with the Company, which are described under “Executive Compensation - Employment Agreements” above. Other than the acquisition transaction under Item 2.01 above, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any of the New Officers had or will have a direct or indirect material interest. Other than the acquisition transaction with uKarma Corporation, there is no material plan, contract or arrangement (whether or not written) to which any of the New Officers is a party or in which any New Officer participates that is entered into or material amendment in connection with our appointment of the New Officers, or any grant or award to any New Officer or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Officers.

Descriptions of our newly appointed officers can be found in Item 2.01 above, in the section titled “Directors and Executive Officers - Current Management.”

(d)	Appointment of Directors

In connection with the acquisition transaction and effective as of August 13, 2010, the following persons were appointed as new members of our board of directors (individually, a “New Director” and collectively, the “New Directors”):

William P. Danielczyk	48	Executive Chairman of the Board
Michael J. Kane	57	Corporate Secretary/Treasurer, and Director
Verle B. Hammond	76	President & CEO of Innovative Logistics Techniques and Director
Joe Kelley	62	Director and Chairperson of the Compensation Committee
Bruce D. Riddle	54	Director and Chairperson of the Audit Committee
Steve D. Moses	75	Director
Ian J. Reynolds, M.D.	61	Director
Erich Winkler	55	Director

There are no family relationships among any of our officers or directors at the company level.  . There are family relationships among our directors and executive officers at Innovative Logistics Techniques, Inc.  Senior Vice President of Contracts, Pam Holmes is the daughter of CEO, Verle Hammond. Additionally, Anthony Hammond, the son of Verle Hammond is an employee of Innovative Logistics Techniques in a non-executive position.  Other than the acquisition transaction, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any of the New Directors had or will have a direct or indirect material interest. Other than the acquisition transaction, there is no material plan, contract or arrangement (whether or not written) to which any of the New Directors is a party or in which any New Director participates that is entered into or material amendment in connection with our appointment of the New Directors, or any grant or award to any New Director or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Directors.

Descriptions of our newly appointed directors can be found in Item 2.01 above, in the section titled “Directors and Executive Officers - Current Management.”

Item 5.03	Amendments to Articles of Incorporation or Bylaws

(a)	Name Change

Effective August __, 2010, we expect to change our name to “Innolog Holdings Corporation” by filing a Certificate of Amendment to our certificate of incorporation with the Secretary of State of the State of Nevada. In connection with this name change, the Corporation will be filing an application for a new CUSIP number and trading symbol.

(b)	Reverse Stock Split

Effective August __, 2010, we expect to change our name to “Innolog Holdings Corporation” by filing a Certificate of Amendment to our certificate of incorporation with the Secretary of State of the State of Nevada. In connection with this name change, the Corporation will be filing an application for a new CUSIP number and trading symbol.

(c)	Increase in Authorized Shares

Effective August 12, 2010, we filed an amendment to our articles of incorporation to increase our authorized number of shares of capital stock from 120,000,000 to 250,000,000, consisting of 200,000,000 shares of authorized common stock and 50,000,000 shares of authorized preferred stock.

(d)	Certificate of Designation for Series A Convertible Preferred Stock

On August 13, 2010, and as more fully described in Item 2.01 above, we filed a Series A Certificate to fix the preferences, limitations, and relative rights of our Series A Convertible Preferred Stock. A copy of such certificate is attached hereto as Exhibit 3.5 and is incorporated herein by reference.

(e)	Amendment to Bylaws
On August 12, 2010, we filed an amendment to restate the Bylaws. A copy of the Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.
Item 9.01	Financial Statement and Exhibits.

Reference is made to the Merger Agreement, as described in Item 1.01, which is incorporated herein by reference. As a result of the closing of the Merger Agreement, our primary operations consist of the business and operations of the Innovative Logistics Techniques, Inc., which are conducted in the United States. In the Merger Agreement, the Company is the accounting acquiree, and Innolog Holdings Corporation is the accounting acquirer. Accordingly, we are presenting the financial statements of Innolog Holdings Corporation and its wholly owned subsidiary Innovative Logistics Techniques, Inc.

(a)	Financial Statements of the Business Acquired

The audited combined financial statements of the Innolog Holdings Corporation for the year ended December 31, 2009 and the audited financial statements for Innovative Logistics Techniques, Inc. for the year ended December 31, 2008, and the unaudited combined financial statements for the three months ended March 31, 2010 and 2009, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 to this Form 8-K.

(c)	Exhibits

INDEX TO EXHIBITS

2.1	Amended and Restated Merger Agreement by and among the Company and Innolog Holdings Corporation as amended dated August 11, 2010(2)

3.1	Articles of Incorporation (1)

3.2	Amended and Restated Bylaws*

3.3	Certificate of Amendment of the Articles of Incorporation *

3.4	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock *

10.1
Loan Agreement, Promissory Note, and Security Agreement  between Innolog Holdings Corporation /Innovative Logistics techniques, Inc.and Mel Booth, William Danielczyk, Joe Kelley, Bruce Riddle, Michael Kane, Steve Moses, Ian Reynolds, and Harry Jacobson, dated March 31, 2009 *

10.2	Promissory Note issued to Eagle Bank by Innolog Holdings Corporation dated April 23, 2009*

10.3	Commercial Guaranty between Innolog Holdings Corporation, Mel Booth, and Eagle Bank, dated April 23, 2009 *

10.4	Commercial Guaranty between Innolog Holdings Corporation, William Danielczyk, and Eagle Bank, dated April 23, 2009 *

10.5	Commercial Guaranty between Innolog Holdings Corporation, Joe Kelley, and Eagle Bank, dated April 23, 2009 *

10.6	Commercial Guaranty between Innolog Holdings Corporation, Bruce Riddle, and Eagle Bank, dated April 23, 2009 *

10.7	Commercial Guaranty between Innolog Holdings Corporation, Michael Kane, and Eagle Bank, dated April 23, 2009 *

10.8	Commercial Guaranty between Innolog Holdings Corporation, Steve Moses, and Eagle Bank, dated April 23, 2009 *

10.9	Commercial Guaranty between Innolog Holdings Corporation, Ian Reynolds, and Eagle Bank, dated April 23, 2009 *

10.10	Commercial Guaranty between Innolog Holdings Corporation, Harry Jacobson, and Eagle Bank, dated April 23, 2009 *

10.11	Earn Out Promissory Note between Innovative Logistics Techniques Inc. and certain Former Shareholders dated March 31, 2009*

10.12	Amendment to Purchase Agreement dated March 31, 2009 between Innolog Holdings Corporation and Innovative Logistics Techniques, Inc. dated May 31, 2010*

10.13	401(k) Plan of Innovative Logistics Techniques, Inc.*

10.14	Engagement Agreement between Emerging Companies, LLC and Innolog Holdings Corporation dated May 27, 2010*

10.15	Form of Common Stock Purchase Warrant *

10.17	Employment Agreement between Innovative Logistics Techniques, Inc. and Verle Hammond dated April 1, 2009*

10.18	Promissory Note with Verle Hammond as amended dated March 1, 2010*

10.19	Promissory Notes with Verle Hammond dated June 9, 2010 and June 17, 2010*

10.20	Promissory Note with Ram Agarwal dated July 9, 2010*

10.21	Promissory Notes with Related Party dated June 21, 2010 and July 8, 2010*

10.22	Amendment to Engagement Letter between Emerging Companies LLC and the Registrant dated July 29, 2010.

17.1	Letter of Resignation from Bill Glaser to the Board of Directors *

17.2	Letter of Resignation from Fred Tannous to the Board of Directors *

99.1
Audited consolidated financial statements for Innolog Holdings Corporation for the year ended December 31, 2009 and unaudited combined financial statements for the three months ended March 31, 2010 and 2009, and accompanying notes to combined financial statements.  Audited financial statements of Innovative Logistics Techniques, Inc for the years ended December 31, 2009 and 2008.*

Exhibit Number	Description

*	Filed herewith.

(1)	Filed on February 12, 2007 as an exhibit to the Company’s Registration Statement on Form SB-2, and incorporated herein by reference.

(2)	Filed on August 12, 2010 as an exhibit to the Company’s Form 8-K, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

uKarma Corporation

Date: August 13 2010	By:	/s/ William P. Danielczyk
William P. Danielczyk
Executive Chairman